                                                                    Exhibit 99.4

                      IN THE UNITED STATES BANKRUPTCY COURT
                          FOR THE DISTRICT OF DELAWARE

IN RE:                            (S)      Chapter 11
                                  (S)
GREATE BAY CASINO CORPORATION     (S)      Case No. 01-11729 (PJW)
PPI CORPORATION                   (S)      Case No. 01-11730 (PJW)
PCPI FUNDING CORP.                (S)      Case No. 01-11731 (PJW)
PPI FUNDING CORP.                 (S)      Case No. 01-11732 (PJW)
                                  (S)
         Debtors.                 (S)
                                  (S)      Jointly Administered Under
                                  (S)      Case No. 01-11729 (PJW)


                  ---------------------------------------------

                  DEBTORS' FIRST AMENDED JOINT CHAPTER 11 PLAN
                              DATED MARCH 20, 2002

                  ---------------------------------------------

                                TABLE OF CONTENTS

ARTICLE 1  DEFINITIONS..................................................    3
    1.1    ACSC.........................................................    4
    1.2    ACSC Common Stock............................................    4
    1.3    Affiliate....................................................    4
    1.4    Allowed Administrative Claim.................................    4
    1.5    Allowed Claim................................................    4
    1.6    Allowed Interest.............................................    5
    1.7    Allowed Priority Claim.......................................    5
    1.8    Allowed Secured Claim........................................    5
    1.9    Allowed Tax Claim............................................    5
    1.10   Allowed Unsecured Claim......................................    5
    1.11   Avoidance Action.............................................    5
    1.12   Ballots......................................................    5
    1.13   Ballot Return Date...........................................    5
    1.14   Bankruptcy Case..............................................    6
    1.15   Bankruptcy Code or Code......................................    6
    1.16   Bankruptcy Court.............................................    6
    1.17   Bankruptcy Rules.............................................    6
    1.18   Bar Date.....................................................    6
    1.19   Business Day.................................................    6
    1.20   Cash.........................................................    6
    1.21   Chapter 11 Payables Reserve..................................    6
    1.22   Claim........................................................    6
    1.23   Class........................................................    7
    1.24   Confirmation.................................................    7
    1.25   Confirmation Date............................................    7
    1.26   Confirmation Order...........................................    7
    1.27   Creditor.....................................................    7
    1.28   Debtors......................................................    7
    1.29   Disclosure Statement.........................................    7
    1.30   Disputed Claim...............................................    7
    1.31   Disputed Interest............................................    7
    1.32   Distributions................................................    7
    1.33   Effective Date...............................................    7
    1.34   Encumbrance..................................................    7
    1.35   Estates......................................................    8
    1.36   Estimated Claim..............................................    8
    1.37   Excess Chapter 11 Payables Reserve\..........................    8
    1.38   Exculpated Persons...........................................    8
    1.39   Executory Contract...........................................    8
    1.40   File or Filed................................................    8
    1.41   Final Order..................................................    8

    1.42   Four GBCC Promissory Notes to Hollywood........................    8
    1.43   GBCC...........................................................   10
    1.44   GBCC Common Stock..............................................   10
    1.45   GBCC Guaranty..................................................   10
    1.46   GBCC/Joplin DQ Promissory Note to PCPI Funding.................   10
    1.47   GBCC $16,265,000 Indebtedness to PPI Funding...................   10
    1.48   GBCC $23,265,577 Promissory Note to PCPI Funding...............   10
    1.49   GBCC $2,200,000 Indebtedness to PPI............................   10
    1.50   Hollywood Zero-Coupon Note from PPI Funding....................   10
    1.51   HWCC...........................................................   11
    1.52   Intercompany Claims............................................   11
    1.53   Impaired.......................................................   11
    1.54   Interest.......................................................   11
    1.55   Insurance Proceeds.............................................   11
    1.56   Insured Claim..................................................   11
    1.57   Liquidating Trust..............................................   11
    1.58   Liquidating Trust Agreement....................................   12
    1.59   Liquidating Trustee............................................   12
    1.60   Miscellaneous Assets...........................................   12
    1.61   PCPI Funding...................................................   12
    1.62   PCPI Funding Common Stock......................................   12
    1.63   PCPI Funding Replacement Note to PPI Funding...................   12
    1.64   PCPI Funding $13,450 Indebtedness to PPI.......................   12
    1.65   Person.........................................................   12
    1.66   Petition Date..................................................   13
    1.67   Plan...........................................................   13
    1.68   Plan Supplement................................................   13
    1.69   PPI............................................................   13
    1.70   PPI Common Stock...............................................   13
    1.71   PPI Funding....................................................   13
    1.72   PPI Funding Common Stock.......................................   13
    1.73   PPI Guaranty...................................................   13
    1.74   PPI's $350,000 Claim against GBCC..............................   13
    1.75   Pro Rata.......................................................   14
    1.76   Purchaser......................................................   14
    1.77   Record Date Balloting..........................................   14
    1.78   Record Date Distributions......................................   14
    1.79   Rejection Claim................................................   14
    1.80   Released Matters...............................................   14
    1.81   Releasees......................................................   14
    1.82   Sale...........................................................   14
    1.83   Sale Motion....................................................   14
    1.84   Sale Order.....................................................   15
    1.85   Sale Proceeds..................................................   15
    1.86   Sands Trade Mark Adversary.....................................   15

     1.87   Schedules............................................................................    15
     1.88   SEC..................................................................................    15
     1.89   SEC Reports..........................................................................    15
     1.90   Securities Act.......................................................................    15
     1.91   Security Agreement...................................................................    15
     1.92   Split-Off Zero-Coupon Note from PPI Funding..........................................    15
     1.93   Stock Purchase Agreement.............................................................    16
     1.94   Unclaimed Distribution...............................................................    16
     1.95   Unclassified Claims..................................................................    16
     1.96   Unexpired Lease......................................................................    16
     1.97   Unliquidated or Contingent Claim.....................................................    16
     1.98   Unsecured Claim......................................................................    16
     1.99   Unsecured Convenience Claim..........................................................    16
ARTICLE 2   DESIGNATION OF CLASSES OF CLAIMS AND INTERESTS AND
     SPECIFICATION OF IMPAIRED OR UNIMPAIRED STATUS..............................................    16
     2.1    Summary..............................................................................    16
            A.  Claims...........................................................................    17
            B.  Interests........................................................................    18
     2.2    Impairment Controversies.............................................................    18
ARTICLE 3   TREATMENT OF UNCLASSIFIED CLAIMS.....................................................    19
     3.1    Allowed Administrative Claims........................................................    19
            A.  General..........................................................................    19
            B.  Payment of Statutory Fees........................................................    20
            C.  Ordinary Course Liabilities......................................................    20
     3.2    Allowed Tax Claims...................................................................    20
ARTICLE 4   TREATMENT OF CLASSIFIED CLAIMS AND INTERESTS.........................................    20
     4.1    Class 1  HWCC's Claim against PPI Funding in respect of the Hollywood
            Zero-Coupon Note from PPI Funding, in the total Allowed Amount of
            $49,219,370.05.......................................................................    20
     4.2    Class 2 Intercompany Claims Against GBCC.............................................    20
     4.3    Class 3 Intercompany Claims Against PCPI Funding.....................................    21
     4.4    Class 4 Intercompany Claims Against PPI Funding......................................    21
     4.5    Class 5 - Unsecured Convenience Claims against any of GBCC,
            PPI, PCPI Funding or PPI Funding (trade claims or other).............................    21
     4.6    Class 6 General Unsecured Claims Against any of GBCC, PPI, PCPI
            Funding or PPI Funding, not Otherwise Classified (believed to consist only of HWCC's Claims against GBCC in respect of the Four GBCC
            Promissory Notes to Hollywood, in the aggregate Allowed Amount of
            $10,126,668.50 and the Disputed Claims of Las Vegas Sands, Inc. and
            William D. Pratt, Jr., a former employee of a former GBCC affiliate).................    21
     4.7    Class 7 Interests of the holders of the GBCC Common Stock............................    22
     4.8    Class 8 Interests of the holder of the PPI Common Stock..............................    22
     4.9    Class 9  - Interests of the holder of the PCPI Funding Common Stock..................    22
     4.10   Class 10 - Interests of the holder of the PPI Funding Common Stock...................    22
ARTICLE 5   ACCEPTANCE OR REJECTION OF THE PLAN..................................................    22

    5.1    Voting Classes.....................................................................  22
    5.2    Presumed Rejection of Plan.........................................................  22
ARTICLE 6  MEANS FOR EXECUTION AND IMPLEMENTATION OF THE PLAN.................................  22
    6.1    Plan Implementation Steps Occurring on or around the Effective Date................  22
           A.   PPI_s Contribution to PPI Funding of Sale Proceeds and Cash...................  22
           B.   Distribution of Sale Proceeds and PPI's Cash to HWCC..........................  23
           C.   Simultaneous Merger of PPI, PCPI Funding and PPI
                Funding with and into GBCC....................................................  23
           D.   Establishment of the Chapter 11 Payables Reserve, Conveyance
                of Chapter 11 Payables Reserve, LVSI Reserve and Miscellaneous
                Assets to Liquidating Trustee, and Distributions to holders of any
                Allowed Administrative Claims, Allowed Tax Claims, and Allowed
                Unsecured Claims in Class 5...................................................  24
           E.   Subordination of HWCC's Class 1 Claim to any Allowed
                LVSI Claim of up to $3 million................................................  24
           F.   Cancellation of GBCC Common Stock and Equity Interests........................  24
    6.2    Merger of Corporate Entities.......................................................  25
    6.3    Transfer of Assets to the Liquidating Trust........................................  25
    6.4    Ratification of Liquidating Trust Agreement........................................  25
           A.   Powers and Duties.............................................................  26
           B.   Compensation of Liquidating Trustee...........................................  26
           C.   Limitation of Liability.......................................................  26
           D.   Right to Hire Professionals and Agents........................................  26
           E.   Tax Treatment of the Liquidating Trust........................................  26
           F.   Termination of Liquidating Trust..............................................  27
    6.5    Cancellation of GBCC Common Stock and Ultimate Dissolution of GBCC.................  27
    6.6    Corporate Action...................................................................  27
    6.7    Objections to Claims...............................................................  28
    6.8    Retention Of Causes Of Action......................................................  28
    6.9    Limitation of Liability............................................................  28
    6.10   Releases by Debtors................................................................  29
    6.11   Exemption from Stamp and Similar Taxes.............................................  29
    6.12   Notice of Effective Date...........................................................  29
ARTICLE 7  FUNDING AND METHODS OF DISTRIBUTION................................................  30
    7.1    Distribution Procedures-Generally..................................................  30
    7.2    Distributions to Holders of Allowed Administrative Claims..........................  30
    7.3    Distributions to Holders of Allowed Tax Claims, Allowed Class 5
           Claims and Allowed Class 6 Claims..................................................  30
    7.4    Distributions to Holder(s) of Allowed Class 6 Claims...............................  30
    7.5    Sources of Cash Distributions......................................................  30
    7.6    Disputed Claims....................................................................  31
    7.7    Delivery of Distributions and Undeliverable or Unclaimed Distributions.............  31
           A.   Delivery of Distributions in General..........................................  31
           B.   Undeliverable Distributions...................................................  31
    7.8    De Minimis Distributions...........................................................  31

     7.9    Failure to Negotiate Checks....................................................   31
     7.10   Compliance with Tax Requirements...............................................   32
     7.11   Setoffs........................................................................   32
ARTICLE 8   TREATMENT OF EXECUTORY CONTRACTS...............................................   32
    8.1     Deemed Rejection of Executory Contracts and Unexpired Leases...................   32
    8.2     Options........................................................................   32
    8.3     Approval of Assumption or Rejection of Executory Contracts and
            Unexpired Leases...............................................................   33
    8.4     Bar Date for Filing Proofs of Claim Relating to Executory Contracts and
            Unexpired Leases Rejected Pursuant to the Plan.................................   33
    8.5     Cure Payments with Regard to Assumed Executory Contracts or
            Unexpired Leases...............................................................   33
ARTICLE 9   CONDITIONS TO CONFIRMATION OF PLAN.............................................   34
    9.1     Conditions to Confirmation.....................................................   34
    9.2     Waiver of Conditions...........................................................   34
ARTICLE 10  CONDITIONS TO EFFECTIVENESS OF THE PLAN........................................   34
    10.1    Conditions to Effectiveness....................................................   34
    10.2    Waiver of Conditions...........................................................   35
ARTICLE 11  EFFECTS OF PLAN CONFIRMATION...................................................   35
    11.1    Discharge of Debtors and Injunction............................................   35
    11.2    Revesting......................................................................   36
    11.3    No Liability for Solicitation or Participation.................................   36
    11.4    Other Documents and Actions....................................................   36
    11.5    Post-Consummation Effect of Evidences of Claims or Interests...................   37
    11.6    Term of Injunctions  or Stays..................................................   37
ARTICLE 12  CONFIRMABILITY OF PLAN AND CRAMDOWN............................................   37
ARTICLE 13  RETENTION OF JURISDICTION......................................................   37
ARTICLE 14  MISCELLANEOUS PROVISIONS.......................................................   39
    14.1    Fractional Dollars.............................................................   39
    14.2    Modification of Plan...........................................................   39
    14.3    Governing Law..................................................................   39
    14.4    Payment Dates..................................................................   39
    14.5    Headings.......................................................................   39
    14.6    Successors and Assigns.........................................................   39
    14.7    Severability of Plan Provisions................................................   39
    14.8    No Admissions..................................................................   40

                      IN THE UNITED STATES BANKRUPTCY COURT
                          FOR THE DISTRICT OF DELAWARE

IN RE:                         (S)    Chapter 11
                               (S)
GREATE BAY CASINO CORPORATION  (S)    Case No. 01-11729 (PJW)
PPI CORPORATION                (S)    Case No. 01-11730 (PJW)
PCPI FUNDING CORP.             (S)    Case No. 01-11731 (PJW)
PPI FUNDING CORP.              (S)    Case No. 01-11732 (PJW)
                               (S)
         Debtors.              (S)
                               (S)    Jointly Administered Under
                               (S)    Case No. 01-11729 (PJW)

                  ---------------------------------------------

                  DEBTORS' FIRST AMENDED JOINT CHAPTER 11 PLAN
                              DATED MARCH 20, 2002

                  ---------------------------------------------

         Greate Bay Casino Corporation ("GBCC"), PPI Corporation ("PPI"), PCPI Funding Corp. ("PCPI Funding"), and PPI Funding Corp. ("PPI Funding"), as debtors and debtors-in-possession (collectively, the "Debtors"), propose this First Amended Joint Chapter 11 Plan Dated March 20, 2002 (the "Plan") pursuant to section 1121(a) of Title 11 of the United States Code, for the resolution of the Debtors' outstanding creditor claims and equity interests. Reference is made to the Debtors' First Amended Joint Disclosure Statement Dated March 20, 2002 (the "Disclosure Statement") for a discussion of the Debtors' history, business, properties and results of operations, and for a summary of this Plan and certain related matters.

         In general, the Plan (which was prenegotiated with the Debtors' largest Creditor, HWCC-Holdings, Inc. ("HWCC")), provides for the distribution to creditors of approximately $14.6 Million in proceeds1 of a pre-confirmation sale ("Sale") by the Debtor, PPI, of all of the issued and

___________________
     /1/    Plus additional cash held by certain of the Debtors.

outstanding capital stock of Advanced Casino Systems Corporation ("ACSC"),/2/ which was a non-Debtor subsidiary of the Debtor PPI, that is in the business of developing, installing, licensing and providing maintenance for certain casino information technology systems and software used by casino companies. The Sale was to an entity known as ACSC Acquisitions, Inc., a wholly owned subsidiary of Bally Gaming, Inc. ("Purchaser"),/3/ for the sum of $14.6 million ("Sale Proceeds"), subject to certain purchase price adjustments. The Sale Proceeds were paid to the Debtors on March 19, 2002.

         Debtors believe that, other than HWCC, there are only a handful of small trade creditors (totaling less than $50,000) who will have Allowed Unsecured Claims. Las Vegas Sands, Inc. ("LVSI") has filed a Proof of Claim against each of the Debtors in the amount of approximately $20 million. The Debtors dispute this Claim. On previous occasions in court hearings and pleadings in this bankruptcy case, LVSI asserted it had a claim against GBCC having a present value of approximately $2 million. The Plan provides that HWCC will subordinate its Class 1 Claim in this Bankruptcy Case to any LVSI Claim that is Allowed up to an amount of $3 million and will agree that up to $3 million of the consideration that would otherwise be paid to HWCC in respect of its Class 1 Allowed Claim may be paid to LVSI, if and to the extent the Disputed Claim of LVSI becomes an Allowed Claim. The Plan contemplates that prior to the Effective Date of the Plan, the Court may estimate the amount of the LVSI Claim, pursuant to 11 U.S.C. (S) 502(c), as if the dispute regarding GBCC's liability were resolved in LVSI's favor. Such estimated amount will be deposited into the LVSI Reserve (See Section 1.60 herein) and held in such Reserve until it is determined that

_____________________
     /2/    The Bankruptcy Court approved the Sale on March 6, 2002.

     /3/    Neither the Purchaser, nor any affiliate, is and "insider" or
"affiliate of any of the Debtors or any of their affiliates as such terms are defined in the Bankruptcy Code. The Stock Purchase Agreement was negotiated for many weeks at arm's length, with each party represented by competent counsel of its own choosing.

any of the disputed LVSI Claim should be an Allowed Claim. The Sale Proceeds not necessary to fund the LVSI Reserve shall be distributed to HWCC as part of its Class 1 consideration on the Effective Date. The disputed LVSI Claim for which a Reserve has been established that becomes an Allowed Claim by Final Order shall be paid promptly out of the LVSI Reserve. After the disputed LVSI Claim is resolved or disallowed, the balance of the LVSI Reserve (to the extent it exceeds the Allowed LVSI Claim) shall be distributed to HWCC as the only holder of an Allowed Claim in Class 1. To the extent LVSI ultimately has an Allowed Claim that is larger than the amount of the LVSI Reserve, such excess LVSI Claim will receive treatment in Class 6 of the Plan.

         A former employee of a former GBCC affiliate (which owned the San Juan Sands) has also filed a Proof of Claim that is disputed, in the amount of $3,025,000. The Debtors believe it will be disallowed in its entirety, but, to the extent it is allowed in any amount, it will receive treatment as defined in Class 6 in this Plan.

         All holders of Claims and Interests are encouraged to read the Plan and the Disclosure Statement in their entirety before voting to accept or reject this Plan. No materials, other than the Disclosure Statement and any exhibits and appendices attached thereto or referenced therein, have been approved by the Debtors for use in soliciting acceptances or rejections of this Plan.

                                    ARTICLE 1

                                   DEFINITIONS

         Rules of Interpretation. As used herein, the following terms have the
         -----------------------
respective meanings specified below, and such meanings shall be equally applicable to both the singular and plural and masculine and feminine forms of the terms defined. The words "herein," "hereof," "hereto," "hereunder" and others of similar import, refer to the Plan as a whole and not to any particular section, subsection or clause contained in the Plan. Captions and headings to articles, sections and exhibits are inserted for convenience of reference only and are not intended to be part of or to affect the interpretation of the Plan. The rules of construction set forth in section 102 of the Bankruptcy Code shall apply. In computing any period of time prescribed or allowed by the Plan, the provisions of Bankruptcy Rule 9006(a) shall apply. Any capitalized term used herein that is not defined herein but is defined in the Bankruptcy Code shall have the meaning ascribed to such term in the Bankruptcy Code. All references to documents shall include all addenda, exhibits, and schedules attached thereto or referred to therein. In addition to such other terms as are defined in other sections of the Plan, the following terms (which appear in the Plan as capitalized terms) have the following meanings as used in the Plan.

         1.1  "ACSC" means Advanced Casino Systems Corporation, a corporation
               ----
organized under the laws of Delaware, and a wholly owned, direct subsidiary of PPI (but not a Debtor herein).

         1.2  "ACSC Common Stock" means all of the capital stock of ACSC issued
               -----------------
and outstanding prior to the Petition Date, and includes any options or warrants with the right to acquire ACSC Common Stock, which common stock (and associated options, warrants or rights) was, as of the Petition Date (and until its sale to Purchaser), property of the PPI bankruptcy estate under 11 U.S.C. (S) 541.

         1.3  "Affiliate" means (A) an entity that directly or indirectly owns,
               ---------
controls or holds with power to vote, twenty percent or more of the outstanding voting securities of a Debtor, other than an entity that holds such securities
(1) in a fiduciary or agency capacity without sole discretionary power to vote such securities or (2) solely to secure a debt, if such entity has not in fact exercised such power to vote, or (B) a corporation twenty percent or more of whose outstanding voting securities are directly or indirectly owned, controlled or held with power to vote, by a Debtor, or by an entity that directly or indirectly owns, controls or holds with power to vote, twenty percent or more of the outstanding voting securities of a Debtor, other than an entity that holds such securities (1) in a fiduciary or agency capacity without sole discretionary power to vote such securities or (2) solely to secure a debt, if such entity has not in fact exercised such power to vote.

         1.4  "Allowed Administrative Claim" means an allowed claim, or that
               ----------------------------
portion thereof, that is entitled to priority under sections 503(b) and 507(a)(1) of the Bankruptcy Code, including, without limitation: (A) the actual and necessary costs and expenses incurred after the Petition Date of preserving the Estates and operating the business of the Debtors (such as wages, salaries or payments for goods and services); (B) compensation for legal, financial advisory, accounting and other services and reimbursement of expenses awarded or allowed under sections 330(a) or 331 of the Bankruptcy Code; and (C) all fees and charges assessed against the Estates under 28 U.S.C. (S) 1930.

         1.5  "Allowed Claim" means a Claim against any one of the Debtors to
               -------------
the extent that:

              (A)   (1)   the Claim was Filed prior to the date designated by
                          the Bankruptcy Court as the last date for filing that category of proof of claim (or Filed after such date with leave of Court) or the Claim was, or is hereafter, listed in the Schedules and is not listed as disputed, contingent or unliquidated as to amount;
                          and

                    (2) the Debtors, or any other party in interest entitled to do so, do not file an objection prior to the Effective Date or such other date as may be established by the Plan or the Bankruptcy Court (or if such an objection is so filed, the objection is later withdrawn); or,

               (B) the Claim is allowed by a Final Order of the Bankruptcy Court, which Final Order is no longer subject to being modified or reversed on reconsideration or appeal; or,

               (C)   the Claim is allowed by the Plan.

         1.6   "Allowed Interest" means (A) an Interest as to which neither the
                ----------------
Debtors nor any other party in interest entitled to do so has filed an objection prior to the Effective Date or such other date as may be established by the Plan or the Bankruptcy Court (or if such an objection is so filed, the objection is later withdrawn), or (B) an Interest allowed by a Final Order of the Bankruptcy Court, which Final Order is no longer subject to being modified or reversed on reconsideration or appeal, or (C) an Interest allowed by the Plan.

         1.7   "Allowed Priority Claim" means an Allowed Claim, or that portion
                ----------------------
thereof, that is entitled to priority under section 507(a) of the Bankruptcy Code, other than an Allowed Administrative Claim or an Allowed Tax Claim. There are no Claims known to the Debtors that would be Allowed Priority Claims in this Bankruptcy Case.

         1.8   "Allowed Secured Claim" means an Allowed Claim, or that portion
                ---------------------
thereof, that is secured (directly or by enforceable subrogation) by an Encumbrance on or interest in property of one or more of the Debtors or that is subject to setoff under section 553 of the Code, but only to the extent of the value of the creditor's interest (directly or by enforceable subrogation) in one or more of the Debtors' interest in such property or to the extent of the amount subject to setoff, which value shall be determined as provided in section 506(a) of the Code. There are no Claims known to the Debtors that would be Allowed Secured Claims in this Bankruptcy Case.

         1.9   "Allowed Tax Claim" means an Allowed Claim, or that portion
                -----------------
thereof, that is entitled to priority under section 507(a)(8) of the Code.

         1.10  "Allowed Unsecured Claim" means an Allowed Claim, or that portion
                ------------------------
thereof, that is not entitled to priority or to secured status under the Code.

         1.11  "Avoidance Action" means a cause of action assertable by any one
                -----------------
of the Debtors and/or Liquidating Trustee or their successors pursuant to sections 329, 542, 543, 544, 545, 547, 548, 549, 550, or 553 of the Bankruptcy
Code. To the extent there is ultimately any pursuit and recovery on Avoidance Actions, any such recovery will become Miscellaneous Assets, as herein defined.

         1.12  "Ballots" means the written Ballots for acceptance or rejection
                -------
of the Plan.

         1.13  "Ballot Return Date" means 4:00 p.m. Eastern Daylight Time on
                ------------------
April 22, 2002, unless and to the extent such date is extended by the Debtors in accordance with the Disclosure Statement.

         1.14  "Bankruptcy Case" means, collectively, the Debtors' cases under
                ---------------
Chapter 11 of the Bankruptcy Code that were commenced on the Petition Date.

         1.15  "Bankruptcy Code" or "Code" means Title 11 of the United States
                ---------------
Code as now in effect or hereafter amended to the date of Confirmation of the Plan.

         1.16  "Bankruptcy Court" means the United States Bankruptcy Court for
                ----------------
the District of Delaware, which presides over this Bankruptcy Case, or if necessary, the United States District Court for said District having original jurisdiction over this Bankruptcy Case.

         1.17  "Bankruptcy Rules" means, collectively (A) the Federal Rules of
                ----------------
Bankruptcy Procedure, and (B) the local rules of the Bankruptcy Court, as applicable from time to time in the Bankruptcy Case.

         1.18  "Bar Date" means (A) with respect to all Persons except
                --------            ----------------------------------
governmental entities, March 15, 2002, the date by which Claims must have been
-------------------------------------
Filed with the Bankruptcy Court pursuant to that certain Order (1) Fixing Deadline for the Filing of Proofs of Claim, and (2) Approving Form and Manner of Notice with Respect Thereto, and (B) with respect to governmental entities, June 26, 2002, which is 180 days after the Petition Date.

         1.19  "Business Day" means any day, other than a Saturday, Sunday or
                ------------
"legal holiday" (as defined in Bankruptcy Rule 9006(a)) on which banks are open for business in the city of New York, New York.

         1.20  "Cash" means cash, wire transfer of immediately available funds,
                ----
certified check, and cash equivalents, including readily marketable direct obligations of the United States of America, including interest accrued or earned thereon, or a check from the Debtors.

         1.21  "Chapter 11 Payables Reserve" means Cash on hand of any of GBCC,
                ---------------------------
PCPI Funding or PPI Funding, as of the commencement of the Effective Date, as well as certain Cash of PPI equal to its Pro Rata share of Allowed Administrative Claims, which Cash will be conveyed to the Liquidating Trustee, segregated and held in reserve for the benefit and payment of (i) the holders of Allowed Administrative Claims, (ii) Allowed Tax Claims, (iii) Allowed Class 5 Claims, and (iv) an amount to pay the fees and expenses of the Liquidating Trustee, all as further described in Article 6.1(D) of the Plan; provided, that
                                     --------------
any residual amounts after payment of the Liquidating Trustee's fees and expenses and satisfaction of the Allowed Administrative Claims, Allowed Tax Claims, and Allowed Class 5 Claims against any of the Debtors, shall become "Excess Chapter 11 Payables Reserve" and shall ultimately be paid to any holder of a Class 6 Claim, pursuant to Articles 4.6 and 6.1(G) of the Plan, whose claim
                                ------------     ------
has not otherwise been paid in Cash, in full (without post-petition interest).

         1.22  "Claim" means any right to payment from any one of the Debtors
                -----
arising before the Confirmation Date, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, contested, uncontested, legal, equitable, secured, or unsecured; or any right to an equitable remedy for breach of performance if such breach gives rise to a right of payment from the Debtors, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, contested, uncontested, secured or unsecured.

     1.23  "Class" means a class of Claims or Interests as provided for in the
            -----
Plan.

     1.24  "Confirmation" means the entry of a Confirmation Order confirming
            ------------
this Plan at or after a hearing pursuant to section 1129 of the Bankruptcy Code.

     1.25  "Confirmation Date" means the date the Confirmation Order is entered
            ------------------
on the docket by the Clerk of the Bankruptcy Court.

     1.26  "Confirmation Order" means the order entered by the Bankruptcy Court
            ------------------
determining that this Plan meets the requirements of Chapter 11 of the Bankruptcy Code and is entitled to Confirmation pursuant to section 1129 of the Bankruptcy Code.

     1.27  "Creditor" means "creditor" as defined in section 101(10) of the
            --------
Code.

     1.28  "Debtors" means Greate Bay Casino Corporation, PPI Corporation, PCPI
            -------
Funding Corp., and PPI Funding Corp.

     1.29  "Disclosure Statement" means the Debtors' First Amended Joint
            --------------------
Disclosure Statement, Dated March 20, 2002, Filed by the Debtors respecting the Plan, as approved by the Bankruptcy Court for submission to the Creditors, Interest holders, and parties-in-interest of the Debtors, and all amendments, supplements, appendices, and exhibits thereto Filed by the Debtors.

     1.30  "Disputed Claim" means a Claim against any one of the Debtors that is
            --------------
not an Allowed Claim; including without limitation the Disputed Claim of Las Vegas Sands, Inc. and the Disputed Claim of William D. Pratt, Jr.

     1.31  "Disputed Interest" means an Interest in any one of the Debtors that
            -----------------
is not an Allowed Interest.

     1.32  "Distributions" means the properties or interests in property to be
            -------------
paid or distributed hereunder to the holders of Allowed Claims.

     1.33  "Effective Date" means the first practicable Business Day after (A)
            --------------
the Confirmation Order has become a Final Order, and (B) all of the conditions required in Articles 9.1 and 10.1 of the Plan have either occurred or have been expressly waived pursuant to Articles 9.2 and 10.2 of the Plan.

     1.34  "Encumbrance" means, with respect to any interest in property, any
            -----------
mortgage, lien, pledge, charge, security interest, easement, or encumbrance of any kind whatsoever affecting such interest in property.

     1.35  "Estates" means the estates created in the Bankruptcy Case under
            -------
section 541 of the Bankruptcy Code.

     1.36  "Estimated Claim" means a Claim, the allowed amount of which has been
            ---------------
or is to be estimated by the Court under section 502(c) of the Code.

     1.37  "Excess Chapter 11 Payables Reserve" means any excess or residual
            ----------------------------------
amounts of "Chapter 11 Payables Reserve," after payment of the fees and expenses of the Liquidating Trustee, and satisfaction of the Allowed Administrative Claims, Allowed Tax Claims, and Allowed Class 5 Claims against any of GBCC, PPI, PCPI Funding or PPI Funding. Such residual amount shall be paid to the holders of Allowed Class 6 Claims to the extent they have not otherwise been paid in Cash, in full (without post-petition interest).

     1.38  "Exculpated Persons" shall have the meaning ascribed to such term in
            ------------------
Article 6.9 of the Plan.
-----------

     1.39  "Executory Contract" shall have the meaning set forth in section 365
            ------------------
of the Code.

     1.40  "File" or "Filed" means filed with the Bankruptcy Court in the
            -----     -----
Bankruptcy Case.


     1.41  "Final Order" means, as to any court, an order or judgment of such
            -----------
court, as entered on its docket, that is not interlocutory, and (A) as to which the time to seek an initial appeal or petition for rehearing has expired; and
(B) with respect to which order or judgment there is no stay on its execution or enforcement in effect. The pendency of an appeal, in the absence of a stay, will not preclude an order or judgment from being deemed a Final Order hereunder.

     1.42  "Four GBCC Promissory Notes to Hollywood" means those certain four
            ---------------------------------------
separate promissory notes, executed by GBCC and payable to the order of Hollywood Casino Corporation, pursuant to which there was an aggregate principal amount of $5,704,243.50, plus accrued interest of $4,422,425.00 due and owing as of the Petition Date, for a total of $10,126,668.50 due and owing, and which notes are more particularly described as follows:

           (A) An unsecured Promissory Note in the original principal amount of $1,250,000 dated October 29, 1993, duly executed by Pratt Hotel Corporation (n.k.a. GBCC, as a result of a name change effectuated December 31, 1996), and payable to the order of Hollywood Casino Corporation, and bearing interest at the rate of 14% per annum. The issuance of this promissory note was ratified by the three disinterested directors of the Board of GBCC at its meeting held on February 8, 1994. The funds that were lent by Hollywood Casino Corporation to GBCC were used in the operation of a facility known as the Holiday Inn/DFW North in Texas, which was owned by an entity of which GBCC was a partner and which GBCC operated pursuant to an operating agreement. This Promissory Note, as of the Petition Date, had an outstanding principal balance of $250,000 and accrued interest owing of $196,000.

           (B) An unsecured Promissory Note in the original principal amount of $3,000,000 dated July 12, 1996, duly executed by Pratt Hotel Corporation (n.k.a. GBCC, as a result of a name change effectuated December 31, 1996), and payable to the order of Hollywood Casino Corporation, and bearing interest at the rate of 13.75 % per annum. The issuance of this promissory note was ratified by the sole attending disinterested director of the Board of GBCC at its meeting held on September 18, 1996. The funds that were lent by Hollywood Casino Corporation to GBCC were immediately loaned from GBCC to GBHC, then still a wholly-owned indirect GBCC subsidiary, that owned and operated the Sands Hotel and Casino in Atlantic City, for use in the operations of the Sands Hotel and Casino. (The indebtedness from GBHC to GBCC was canceled and released, effective September 10, 1998, pursuant to a settlement agreement approved by the United States Bankruptcy Court for the District of New Jersey, Camden Vicinage, in the bankruptcy case of In re Great Bay Hotel and Casino, Inc., Case No. 98-10001; Adv. Pro. No. 98-01220.) This Promissory Note, as of the Petition Date, had an outstanding principal balance of $1,954,243.50 and accrued interest owing of $2,017,779.22.

           (C) An unsecured Promissory Note in the original principal amount of $1,500,000 dated August 2, 1996, duly executed by Pratt Hotel Corporation (n.k.a. GBCC, as a result of a name change effectuated December 31, 1996), and payable to the order of Hollywood Casino Corporation, and bearing interest at the rate of 13.75 % per annum. The issuance of this promissory note was ratified by the sole attending disinterested director of the Board of GBCC at its meeting held on September 18, 1996. The funds that were lent by Hollywood Casino Corporation to GBCC were also immediately loaned from GBCC to GBHC for use in the operations of the Sands Hotel and Casino. (The indebtedness from GBHC to GBCC was released and canceled, effective September 10, 1998, pursuant to a settlement agreement approved by the United States Bankruptcy Court for the District of New Jersey, Camden Vicinage, in the bankruptcy case of In re Great Bay Hotel and Casino, Inc., Case No. 98-10001; Adv. Pro. No. 98-01220.) This promissory note, as of the Petition Date, had an outstanding principal balance of $1,500,000 and accrued interest owing of $1,096,562.50.

           (D) An unsecured Promissory Note in the original principal amount of $2,000,000 dated August 7, 1996, duly executed by Pratt Hotel Corporation (n.k.a. GBCC, as a result of a name change effectuated December 31, 1996), and payable to the order of Hollywood Casino Corporation, and bearing interest at the rate of 13.75 % per annum. The issuance of this promissory note was ratified by the sole attending disinterested director of the Board of GBCC at its meeting held on September 18, 1996. The funds that were lent by Hollywood Casino Corporation to GBCC were also immediately loaned from GBCC to GBHC, for use in the operations of the Sands Hotel and Casino. (The indebtedness from GBHC to GBCC was released and canceled, effective September 10, 1998, pursuant to a settlement agreement approved by the United States Bankruptcy Court for the District of New Jersey, Camden Vicinage, in the bankruptcy case of In re Great Bay Hotel and Casino, Inc., Case

           No. 98-10001; Adv. Pro. No. 98-01220.) This promissory note, as of the Petition Date, had an outstanding principal balance of $2,000,000 and accrued interest owing of $1,462,083.33.

     1.43  "GBCC" means Greate Bay Casino Corporation, a publicly held
            ----
corporation organized under the laws of Delaware, and one of the Debtors herein, and the 100% direct parent of PPI, another one of the Debtors herein, and also a party to the Stock Purchase Agreement. Prior to December 31, 1996, GBCC was known as Pratt Hotel Corporation.

     1.44  "GBCC Common Stock" means the common stock of GBCC issued and
            -----------------
outstanding prior to the Petition Date, and includes any options or warrants with the right to acquire GBCC Common Stock.

     1.45  "GBCC Guaranty" means the guaranty by GBCC of the PCPI Funding
            -------------
Replacement Note to PPI Funding, as more particularly described in the definition of "PCPI Funding Replacement Note to PPI Funding."

     1.46  "GBCC/Joplin DQ Promissory Note to PCPI Funding" means that certain
            ----------------------------------------------
promissory note dated February 23, 1988, in the amount of $22,164,357.59, duly executed by Joplin DQ Funding, Inc. (which was dissolved into GBCC, which assumed the liabilities of Joplin DQ Funding, Inc.), and payable to the order of PCPI Funding Corp., and bearing interest at the rate of 16.5% per annum.

     1.47  "GBCC $16,265,000 Indebtedness to PPI Funding" means those certain
            --------------------------------------------
non-interest bearing advances from PPI Funding to GBCC in the aggregate amount of $16,265,000, which multiple advances occurred on a series of dates starting in October 1994 through October 1997, and which advances were used for general operating purposes of GBCC.

     1.48  "GBCC $23,265,577 Promissory Note to PCPI Funding" means that certain
            ------------------------------------------------
promissory note dated February 23, 1988, in the amount of $23,265,577, duly executed by Pratt Hotel Corporation (n.k.a. GBCC, by virtue of a corporate name change effectuated December 31, 1996), and payable to the order of PCPI Funding Corp., and bearing interest at the rate of 16.5% per annum.

     1.49  "GBCC $2,200,000 Indebtedness to PPI" means those certain non-
            -----------------------------------
interest bearing advances from PPI to GBCC in the aggregate amount of $2,200,000, which multiple advances occurred on a series of dates starting in March 1996 through October 1997, and which advances were used for general operating purposes of GBCC.

     1.50  "Hollywood Zero-Coupon Note from PPI Funding" means that certain
            -------------------------------------------
promissory note dated April 1, 1997, in the face amount of $84,602,548.66, duly executed by PPI Funding Corp., and payable to the order of Hollywood Casino Corporation, and bearing interest at the rate of 14.875% per annum. This note, and the Split-Off Zero-Coupon Note from PPI Funding in the face amount of $13,750,000 (as later defined), were both given in renewal of the unpaid principal balance of, and in amendment and restatement of, that certain Secured Promissory Note (a.k.a. the "Original

Zero-Coupon Note") in the amount of $110,635,739.40 dated February 17, 1994, executed by PPI Funding and payable to Hollywood Casino Corporation, in order to convert the Original Zero-Coupon Note into two (2) separate promissory notes. Further background information regarding the origin of the Hollywood Zero-Coupon Note from PPI Funding is more fully described at Section IV(B) of the Disclosure
                                                 -------------
Statement. As of the Petition Date, the balance on the Hollywood Zero-Coupon Note from PPI Funding was $43,211,359.24 principal and $6,008,010.81 interest, for a total of $49,219,370.05.

     1.51  "HWCC" means HWCC-Holdings, Inc., a wholly owned subsidiary of
            ----
Hollywood Casino Corporation, who, by virtue of a capital contribution from Hollywood Casino Corporation, is the holder of the Four GBCC Promissory Notes to Hollywood and the Hollywood Zero-Coupon Note from PPI Funding, and, accordingly, is the largest creditor of GBCC (with a Claim against it in the amount of $10,126,668.50) and the largest creditor of PPI Funding (with a Claim against it in the amount of $49,219,370.05).

     1.52  "Intercompany Claims" means any indebtedness owed by any one of the
            -------------------
Debtors to another Debtor or Debtors, including: (a) PPI's Claim against GBCC in respect of the GBCC $2,200,000 Indebtedness to PPI; (b) PCPI Funding's Claim against GBCC in respect of the GBCC $23,265,577 Promissory Note to PCPI Funding;
(c) PCPI Funding's Claim against GBCC in respect of the GBCC/Joplin DQ Promissory Note to PCPI Funding; (d) PPI Funding's Claim against GBCC in respect of the GBCC $16,265,000 Indebtedness to PPI Funding; (e) PPI's Claim against PCPI Funding in respect of the PCPI $13,450 Indebtedness to PPI; (f) PPI Funding's Claim against PCPI Funding in respect of the PCPI Funding Replacement Note to PPI Funding; (g) PPI's Claim Against PPI Funding in respect of the Split-Off Zero-Coupon Note from PPI Funding; and (h) PPI's $350,000 Claim against GBCC.

     1.53  "Impaired" means, with respect to a Class of Claims or Interests
            --------
under the Plan, that the Plan alters the legal, equitable or contractual rights of the holders of Claims or Interests within that Class, as further described at section 1124 of the Bankruptcy Code.

     1.54  "Interest" means any and all rights or Claims arising out of the
            --------
purchase or ownership of the GBCC, PPI, PCPI Funding and PPI Funding Common Stock, and all rights and Claims arising out of contracts, options or warrants to purchase or sell such Common Stock.

     1.55  "Insurance Proceeds" means any and all proceeds in respect of third
            ------------------
party liability insurance policies, on which any one of the Debtors is an insured party, which proceeds would arise as a result of an event triggering insurance coverage to a third party.

     1.56  "Insured Claim" means an Allowed Claim against any one of the Debtors
            -------------
for which Insurance Proceeds would be available to pay such Allowed Claim.

     1.57  "Liquidating Trust" means that certain trust, substantially as
            -----------------
described in the form of Liquidating Trust Agreement included in the Plan Supplement, which Liquidating Trust may be established on behalf of and for the benefit of the Creditors, and the assets of which shall substantially consist of, as of the Effective Date, the following: the Chapter 11 Payables Reserve, the LVSI Reserve, and the Miscellaneous Assets.

     1.58  "Liquidating Trust Agreement" means that certain form of agreement,
            ---------------------------
substantially in the form included in the Plan Supplement, which will give rise to and describe the Liquidating Trust.

     1.59  "Liquidating Trustee" means that Person, or such Person's successor,
            -------------------
selected in accordance with the Liquidating Trust Agreement, as trustee for the Liquidating Trust, to serve in the role of making Distributions from the Chapter 11 Payables Reserve under the Plan, prosecuting and filing objections to Disputed Claims or pursuing Causes of Action, and otherwise winding up any further business and responsibilities of these Estates (and pursuant to the Plan) after the Effective Date. Among other things, the Liquidating Trustee shall be the type of representative described in section 1123(b)(3)(B) of the Bankruptcy Code with authority to pursue Avoidance Actions.

     1.60  "LVSI Reserve" means an amount of Cash equal to $3 million, unless a
            ------------
lesser amount is otherwise ordered by the Court, in an estimation hearing, or agreed to between Las Vegas Sands, Inc. and the Debtors and HWCC. The LVSI Reserve will be established from the Cash and/or Sale Proceeds that would otherwise be paid to HWCC in respect of its Allowed Class 1 Claim.

     1.61  "Miscellaneous Assets" means (a) any deposits, unearned premiums,
            --------------------
cash values of insurance policies, or prepaids in which any of the Debtors may have rights, with respect to certain vendors or insurance companies, (b) the office furniture/furnishings of any of the Debtors, and (c) any other remaining assets, claims or rights of the Debtors after the implementation of the steps described at Article 6.1.C of the Plan; provided, however, that the
             -------------
Miscellaneous Assets do not include the Cash that forms the Chapter 11 Payables Reserve, nor the LVSI Reserve, nor the Cash and Sale Proceeds of PPI that are disbursed pursuant to Article 6.1.B of the Plan. The Miscellaneous Assets are
                      -------------
estimated to have an aggregate value of less than $10,000.

     1.62  "PCPI Funding" means PCPI Funding Corp., a corporation organized
            ------------
under the laws of Delaware, and one of the Debtors herein, and a wholly owned, direct subsidiary of PPI.

     1.63  "PCPI Funding Common Stock" means the common stock of PCPI Funding
            -------------------------
issued and outstanding prior to the Petition Date, and includes any options or warrants with the right to acquire PCPI Common Stock.

     1.64  "PCPI Funding Replacement Note to PPI Funding" means that certain
            --------------------------------------------
promissory note dated March 31, 1995, in the deemed principal amount of $40,524,055, with accrued interest of $25,495,577, duly executed by PCPI Funding, and payable to the order of PPI Funding, and bearing interest at the rate of 15.5% per annum, and guaranteed by GBCC and PPI.

     1.65  "PCPI Funding $13,450 Indebtedness to PPI" means those certain
            ----------------------------------------
non-interest bearing advances from PPI to PCPI Funding in the amount of $13,450 (advanced for payment of trade debt).

     1.66  "Person" means any individual, corporation, general partnership,
            ------
limited partnership, association, joint stock company, joint venture, estate, trust, indenture trustee, government or any political subdivision, governmental unit (as defined in the Bankruptcy Code), official committee appointed by the Office of the United States Trustee, unofficial committee of creditors or equity holders or other entity.

         1.67   "Petition Date" means December 28, 2001, the date on which
                 -------------
Debtors filed their voluntary Chapter 11 petitions.

         1.68   "Plan" means this First Amended Joint Chapter 11 Plan Dated
                 ----
March 20, 2002, in its present form, or as it may be amended, modified, and/or supplemented from time to time in accordance with the Bankruptcy Code, or by agreement of the Debtors, or by order of the Bankruptcy Court, as the case may be.

         1.69   "Plan Supplement" means the documents, including the form of
                 ---------------
Notice of Effective Date (disclosing, among other things, the identity of the Liquidating Trustee), the Liquidating Trust Agreement, the Notice of any Executory Contracts or Unexpired Leases being Assumed (and/or Assumed and Assigned) by the Debtors, and such other documents as may be necessary or advisable to effectuate the Plan, which documents shall be contained in a separate Plan Supplement filed with the Clerk of the Bankruptcy Court at least fifteen (15) days prior to the date on which the Confirmation Hearing shall first commence, or such other deadline as is ordered by the Bankruptcy Court. The Plan Supplement may be inspected in the office of the Clerk of the Bankruptcy Court during hours established therefor. Holders of Claims against and Interests in the Debtors may obtain a copy of the Plan Supplement upon written request to the Debtors. The Plan Supplement shall for all purposes be deemed incorporated into and become a part of the Plan as if fully set forth herein.

         1.70   "PPI" means PPI Corporation, a corporation organized under the
                 ---
laws of New Jersey, and one of the Debtors herein, and a wholly owned, direct subsidiary of GBCC, and also a party to the Stock Purchase Agreement.

         1.71   "PPI Common Stock" means the common stock of PPI issued and
                 ----------------
outstanding prior to the Petition Date, and includes any options or warrants with the right to acquire PPI Common Stock.

         1.72   "PPI Funding" means PPI Funding Corp., a corporation organized
                 -----------
under the laws of Delaware, and one of the Debtors herein, and a wholly owned, direct subsidiary of PPI.

         1.73   "PPI Funding Common Stock" means the common stock of PPI Funding
                 ------------------------
issued and outstanding prior to the Petition Date, and includes any options or warrants with the right to acquire PPI Funding Common Stock.

         1.74   "PPI Guaranty" means the guaranty by PPI of the PCPI Funding
                 ------------
Replacement Note to PPI Funding, as more particularly described in the definition of "PCPI Funding Replacement Note to PPI Funding."

         1.75   "PPI's $350,000 Claim against GBCC" means the Claim that PPI has
                 ---------------------------------
against GBCC in respect of certain interest that accrued on the Four GBCC Promissory Notes to Hollywood prior to

April 1, 1997, and which Hollywood Casino Corporation assigned to PPI in a transaction that occurred April 1, 1997.

         1.76   "Pro Rata" means proportionately so that, with respect to an
                 --------
Allowed Claim or Allowed Interest, the ratio of (A) (1) the amount of payments or other property distributed on account of a particular Allowed Claim or Allowed Interest to (2) the amount of the Allowed Claim or Allowed Interest, is the same as the ratio of (B)(1) the amount of payments or other property distributed on account of all Allowed Claims or Allowed Interests which are entitled to receive such payments or other property to (2) the amount of all Allowed Claims or Allowed Interests which are entitled to receive such payments or other property.

         1.77   "Purchaser" means ACSC Acquisitions, Inc., a wholly owned
                 ---------
subsidiary of Bally Gaming, Inc., who under the terms of the Stock Purchase Agreement, dated December 19, 2001, as amended, will purchase all of the ACSC Common Stock for the sum of $14.6 million, subject to certain purchase price adjustments, all as further described in the Stock Purchase Agreement, as amended, the Sale Motion and in Section V(B) of the Disclosure Statement.
                                -----------

         1.78   "Record Date Balloting" means the date fixed by the Bankruptcy
                 ---------------------
Court or designated by the Debtors, prior to distribution of ballots for voting on the Plan, as the record date for determination of the holders of other Claims that may vote on the Plan. The Record Date Balloting shall be March 15, 2002.

         1.79   "Record Date Distributions" means the date fixed by the
                 -------------------------
Bankruptcy Court or designated by the Debtors, prior to the entry of the Confirmation Order, as the record date for determination of the holders of other Claims that are entitled to receive Distributions in connection with the Plan. Unless otherwise ordered by the Bankruptcy Court, the Record Date Distributions shall be the date the Bankruptcy Court enters the Confirmation Order.

         1.80   "Rejection Claim" means a Claim resulting from the rejection of
                 ---------------
a lease or executory contract by a Debtor.

         1.81   "Released Matters" shall have the meaning ascribed to such term
                 ----------------
in Article 6.10 of the Plan.
   ------------

         1.82   "Releasees" shall have the meaning ascribed to such term in
                 ---------
Article 6.10 of the Plan.
------------

         1.83   "Sale" means the sale pursuant to section 363 of the Bankruptcy
                 ----
Code, by the Debtor, PPI, of the ACSC Common Stock, to Purchaser, pursuant to the Stock Purchase Agreement, as amended.

         1.84   "Sale Motion" means that certain "Debtor, PPI Corporation's,
                  -----------
Motion for Order Authorizing Private Sale of the Common Stock of Wholly Owned Non-Debtor Subsidiary, Advanced Casino Systems Corporation, Free and Clear of Liens, Claims and Encumbrances, Pursuant to 11 U.S.C. (S)363(f) and F.R.B.P. 6004, and for Authority to Assume Stock Purchase Agreement Relating

Thereto, Pursuant to 11 U.S.C. (S)365," filed by the Debtor, PPI, on the Petition Date, seeking approval of the Sale and entry of the Sale Order.

         1.85   "Sale Order" means that certain Order, as entered by the
                 ----------
Bankruptcy Court, approving the Sale and the Sale Motion, and, more specifically, authorizing, pursuant to sections 363 and 365 of the Bankruptcy Code, the sale of the ACSC Common Stock to Purchaser. The Sale Order was entered on March 6, 2002.

         1.86   "Sale Proceeds" means the sum of $14.6 million, subject to
                 -------------
certain purchase price adjustments contained in the Stock Purchase Agreement, as amended.

         1.87   "Sands Trademark Adversary" means Adversary Proceeding No.
                 -------------------------
02-01803 filed January 31, 2002, and styled Greate Bay Casino Corporation v.
Las Vegas Sands, Inc., in the United States Bankruptcy Court for the District of Delaware.

         1.88   "Schedules" means the Schedules of Assets and Liabilities,
                 ---------
Statement of Financial Affairs and Statement of Executory Contracts Filed by the Debtors with the Bankruptcy Court, as amended or supplemented on or before the Effective Date, listing the liabilities and assets of the Debtors.

         1.89   "SEC" means the Securities and Exchange Commission.
                 ---

         1.90   "SEC Reports" means those quarterly and annual reports filed
                 -----------
with the Securities and Exchange Commission by GBCC, PPI, PCPI Funding and PPI Funding.

         1.91   "Securities Act" means the Securities Act of 1933, as amended.
                 --------------

         1.92   "Security Agreement" means the documentation under which a lien
                 ------------------
against property is reflected.

         1.93   "Split-Off Zero-Coupon Note from PPI Funding" means that certain
                 -------------------------------------------
promissory note dated April 1, 1997, duly executed by PPI Funding, and payable to the order of Hollywood Casino Corporation, in the face amount of $13,750,000, and bearing interest at the rate of 14.875% per annum. This note, and the Hollywood Zero-Coupon Note from PPI Funding, as hereinabove defined, were both given in renewal of the unpaid principal balance of, and in amendment and restatement of, that certain Secured Promissory Note (a.k.a. the "Original Zero-Coupon Note") in the amount of $110,635,739.40 dated February 17, 1994, executed by PPI Funding and payable to Hollywood Casino Corporation, in order to convert the Original Zero-Coupon Note into two (2) separate promissory notes. This note was subsequently assigned by Hollywood Casino Corporation to PPI. Further background information regarding the origin and history of the Split-Off Zero-Coupon Note from PPI Funding is more fully described at Section IV(B) of
                                                             -------------
the Disclosure Statement. As of the Petition Date, the balance on the Split-Off Zero-Coupon Note from PPI Funding was $15,492,168.00.

         1.94   "Stock Purchase Agreement" means that certain agreement,
                 ------------------------
originally executed on December 19, 2001, by Purchaser, PPI, GBCC, and ACSC (with the consent of HWCC), as amended by that certain Amendment No. 1 to Stock Purchase Agreement, dated February 4, 2002, pursuant to which Purchaser will acquire all of the ACSC Common Stock, together with all amendments.

         1.95   "Unclaimed Distribution" means, in respect of any Class of
                 ----------------------
Claims, all Cash or other property deemed to be "Unclaimed Distributions" pursuant to Article 7.7.B of the Plan.
            ------------

         1.96   "Unclassified Claims" means Administrative Claims and Tax Claims
                 -------------------
which, pursuant to section 1123(a)(1) of the Bankruptcy Code, are not required to be classified.

         1.97   "Unexpired Lease" shall have the meaning set forth in section
                 ---------------
365 of the Code.

         1.98   "Unliquidated or Contingent Claim" means any Claim, the amount
                 --------------------------------
of which is undetermined or the liability for which is not proven or is contingent, as reflected in either the Schedules or the Proof of Claim filed by any Creditor.

         1.99   "Unsecured Claim" means any Claim against any one or more of the
                 ---------------
Debtors that arose or that is deemed by the Bankruptcy Code to have arisen prior to the Petition Date, including, but not limited to, trade claims and Rejection Claims, and that is not a Claim or an Interest expressly classified in any other Class.

         1.100  "Unsecured Convenience Claim" means any Unsecured Claim against
                 ---------------------------
any one or more of the Debtors, other than an Intercompany Claim, which is either (i) $15,000 or less in amount or (ii) in excess of $15,000, but whose holder elects to accept $15,000 Cash in full satisfaction of such Claim. Unsecured Convenience Claims are classified in Class 5 in this Plan.

                                    ARTICLE 2

                 DESIGNATION OF CLASSES OF CLAIMS AND INTERESTS
               AND SPECIFICATION OF IMPAIRED OR UNIMPAIRED STATUS

         2.1 Summary. The following is a designation of the Classes of Claims and Interests under this Plan and a specification of which Classes are impaired or not impaired. In accordance with section 1123(a)(1) of the Bankruptcy Code, Allowed Administrative Claims and Allowed Tax Claims described in Article 3 of
                                                                  ---------
this Plan have not been classified and are excluded from the following Classes. A Claim or Interest is classified in a particular Class only to the extent that the Claim or Interest is an Allowed Claim or Allowed Interest in that Class and has not been paid, released or otherwise satisfied before the Effective Date; a Claim or Interest which is not an Allowed Claim or Interest is not in any Class. Notwithstanding anything to the contrary contained in this Plan, no distribution shall be made on account of any Claim or Interest to which an objection has been interposed or with regard to which the Debtors anticipate interposing a timely objection unless and until the Claim or Interest becomes an Allowed Claim or Allowed Interest.

         Class                                                  Status
         -----                                                  ------

A.       Claims

Class 1:        HWCC's Claim against                 Impaired - entitled to vote
                PPI Funding, in respect of
                respect of the Hollywood
                Zero-Coupon Note from PPI Funding,
                which Claim is Allowed by this
                Plan in the total amount of
                $49,219,370.05.

Class 2:        Intercompany Claims Against GBCC     Impaired - entitled to vote

                (consisting of: (a) PPI's Claim
                against GBCC in respect of the
                GBCC $2,200,000 Indebtedness to
                PPI; (b) PPI's $350,000 Claim
                against GBCC; (c) PCPI Funding's
                Claim against GBCC in respect
                of the GBCC $23,265,577 Promissory
                Note to PCPI Funding; (d)
                PCPI Funding's Claim against GBCC
                in respect of the GBCC/Joplin DQ
                Promissory Note to PCPI Funding;
                and (e) PPI Funding's Claim against
                GBCC in respect of the GBCC
                $16,265,000 Indebtedness to
                PPI Funding).

Class 3:        Intercompany Claims Against PCPI     Impaired - entitled to vote
                Funding

                (consisting of: (a) PPI's Claim
                against PCPI Funding in respect of
                the PCPI $13,450 Indebtedness to
                PPI; and (b) PPI Funding's Claim
                against PCPI Funding in respect of
                the PCPI Funding Replacement Note to
                PPI Funding).

Class 4:        Intercompany Claims Against          Impaired - entitled to vote
                PPI Funding

                (consisting of PPI's Claim Against
                PPI Funding in respect of
                the Split-Off Zero-Coupon Note from
                PPI Funding).

Class 5:     Unsecured Convenience Claims against   Impaired - entitled to vote
             any of GBCC, PPI, PCPI Funding or
             PPI Funding

             (consisting of any trade claim or
             other Unsecured Claim in the amount
             of $15,000 or less, or any that
             elect to reduce their Claims to
             $15,000; any such Claims are
             believed to be only against GBCC).

Class 6:     General Unsecured Claims               Impaired - entitled to vote
             against any of GBCC, PPI, PCPI
             Funding, or PPI Funding, not
             otherwise classified

             (Debtors believe that the only Claim
             that will be an Allowed Class 6
             Claim is the Claim of HWCC in
             respect of the Four GBCC Promissory
             Notes to Hollywood, which Claims are
             Allowed by this Plan in the
             aggregate amount of $10,126,668.50.
             However, Las Vegas Sands, Inc. and a
             former employee of a former GBCC
             affiliate have each filed Claims
             that Debtors dispute but which would
             be Claims in Class 6 if they became
             Allowed Claims.)

B.    Interests

Class 7:     Interests of GBCC's                    Impaired - not entitled to
             Equity Security Holder                 vote deemed to reject;
                                                    11 U.S.C. (S)1126(g))

Class 8:     Interests of PPI's                     Impaired - entitled to vote
             Equity Security Holder

Class 9:     Interests of PCPI Funding's            Impaired - entitled to vote
             Equity Security Holder

Class 10:    Interests of PPI Funding's             Impaired - entitled to vote
             Equity Security Holder

      2.2 Impairment Controversies. If a controversy arises as to whether any Class of Claims or Equity Interests is impaired under this Plan, the Bankruptcy Court shall, after notice and a hearing, determine the controversy.

                                    ARTICLE 3

                        TREATMENT OF UNCLASSIFIED CLAIMS

         3.1   Allowed Administrative Claims

         A. General. Subject to the bar date provisions herein (to the extent applicable), each holder of an Allowed Administrative Claim shall receive Cash (from the Chapter 11 Payables Reserve) equal to the unpaid portion of such Allowed Administrative Claim on the later of (1) the Effective Date or as soon as practicable thereafter, (2) the date on which such Claim becomes an Allowed Administrative Claim, and (3) such other date as is mutually agreed upon by (a) the Debtors and/or the Liquidating Trustee and (b) the holder of such Claim.

               (1)  Bar Date for Administrative Claims

                    (a) General Provisions. Except as provided in Article 3.1.C
                                                                  -------------
hereinbelow, and except with regard to statutory fees pursuant to 28 U.S.C. 1930, requests for payment of Administrative Claims must be Filed no later than forty-five (45) days after the Effective Date. Holders of Administrative Claims (including, without limitation, professionals requesting compensation or reimbursement of expenses) that are required to File a request for payment of such Claims and that do not File such requests by the applicable bar date shall be forever barred from asserting such Claims against the Debtors, the Estates, the Liquidating Trustee, any of their affiliates, or any of their respective property.

                    (b) Professionals. All professionals or other entities requesting compensation or reimbursement of expenses pursuant to sections 327, 328, 330, 331, 503(b) and 1103 of the Bankruptcy Code for services rendered before the Effective Date (including, without limitation, any compensation requested by any professional or any other entity for making a substantial contribution in the Bankruptcy Case) shall File and serve on the Debtors and/or Liquidating Trustee and their counsel, any official committee appointed in this Bankruptcy Case and its counsel, and the United States Trustee an application for final allowance of compensation and expenses no later than forty- five (45) days after the Effective Date. Any professional fees and reimbursements of expenses incurred by Debtors or any official committees (or any successor thereto), relating solely to the closing of the transactions contemplated by the Plan, objections to Claims and the prosecution of fee applications subsequent to the Effective Date, shall be paid by the Liquidating Trustee from the remaining Chapter 11 Payables Reserve without application to the Bankruptcy Court. Payment of allowed fees and expenses shall be prorated, and appropriately reserved, between GBCC and PPI based upon the ratio of amount of cash in each Estate immediately prior to the Effective Date to the total cash in all Estates at such time.

                    (c) Objections to Administrative Claims, Including Those of Professionals. Objections to requests for payment of Administrative Claims (including objections to applications of professionals for compensation or reimbursement of expenses) must be Filed and served on the claimant and/or professional to whom the objection is addressed, the Debtors and/or Liquidating Trustee, any official committee, and the United States Trustee, no later than sixty-five (65) days after the Effective Date.

         B. Payment of Statutory Fees. Notwithstanding any other provision of this Plan, all fees payable pursuant to 28 U.S.C. 1930 shall be paid in Cash when due by the Debtors and/or the Liquidating Trustee.

         C. Ordinary Course Liabilities. Notwithstanding any other provision of this Plan, holders of Administrative Claims based on liabilities incurred postpetition in the ordinary course of the Debtors' business shall not be required to File any request for payment of such Claims, and such obligations shall be paid as they become due by the Debtors and/or the Liquidating Trustee, unless the Debtors and/or the Liquidating Trustee and a holder of such a Claim otherwise mutually agree.

         3.2 Allowed Tax Claims. The holders of Allowed Tax Claims shall be paid in full in Cash (from the Chapter 11 Payables Reserve) on the later of (1) the Effective Date or as soon as practicable thereafter, (2) the date on which such Claim becomes an Allowed Tax Claim, and (3) such other date as is mutually agreed upon by the Debtors and/or the Liquidating Trustee and the holder of such Claim.

                                    ARTICLE 4

                                  TREATMENT OF
                         CLASSIFIED CLAIMS AND INTERESTS

         4.1 Class 1 HWCC's Claim against PPI Funding in respect of the Hollywood Zero-Coupon Note from PPI Funding, in the total Allowed Amount of $49,219,370.05. The Allowed Class 1 Claim shall be discharged, extinguished and satisfied in full by the distribution to the Class 1 holder of the following consideration on the Effective Date: (i) the Sale Proceeds and the existing Cash of PPI, less an amount of Cash or Sale Proceeds that may be necessary to fund the Chapter 11 Payables Reserve, and less an amount of Cash or Sale Proceeds that may be necessary to fund the LVSI Reserve; and (ii) any residue in the LVSI Reserve after payment of the Allowed Amount, if any, of the Disputed LVSI Claim.

         4.2 Class 2 Intercompany Claims Against GBCC (consisting of: (a) PPI's Claim against GBCC in respect of the GBCC $2,200,000 Indebtedness to PPI;
(b) PPI's $350,000 Claim against GBCC; (c) PCPI Funding's Claim against GBCC in respect of the GBCC $23,265,577 Promissory Note to PCPI Funding; (d) PCPI Funding's Claim against GBCC in respect of the GBCC/Joplin DQ Promissory Note to PCPI Funding; and (e) PPI Funding's Claim against GBCC in respect of the GBCC $16,265,000 Indebtedness to PPI Funding). The Allowed Class 2 Claims shall be deemed discharged, extinguished and satisfied in full, as of the Effective Date, by virtue of the merger described at Article 6.1.C of the Plan.
                                     -------------

         4.3   Class 3   Intercompany Claims Against PCPI Funding (consisting
of: (a) PPI's Claim against PCPI Funding in respect of the PCPI Funding $13,450 Indebtedness to PPI; and (b) PPI Funding's Claim against PCPI Funding in respect of the PCPI Funding Replacement Note to PPI Funding). The Allowed Class 3 Claims shall be deemed discharged, extinguished and satisfied in full, as of the Effective Date, by virtue of the merger described at Article 6.1.C of the Plan.
                                                     -------------

         4.4   Class 4   Intercompany Claims Against PPI Funding (consisting
only of PPI's Claim Against PPI Funding in respect of the Split-Off Zero-Coupon Note from PPI Funding). The Allowed Class 4 Claim shall be deemed discharged, extinguished and satisfied in full, as of the Effective Date, by virtue of the merger described at Article 6.1.C of the Plan.
                    -------------

         4.5 Class 5 - Unsecured Convenience Claims against any of GBCC, PPI, PCPI Funding or PPI Funding (trade claims or other). To the extent necessary for purposes of section 1122 of the Code, the Allowed Unsecured Convenience Claims against each of GBCC, PPI, PCPI Funding and PPI Funding shall be deemed classified in separate sub-Classes hereunder (however, the Debtors believe that there are only Class 5 Claims against GBCC). The Allowed Class 5 Claims shall be discharged, extinguished, and satisfied in full, by the distribution of Cash to each holder of an Allowed Class 5 Claim, in the full amount of any such holder's Allowed Claim (from the Chapter 11 Payables Reserve or, alternatively, from Insurance Proceeds if any such Claim is an Insured Claim), on the later of (A) the Effective Date or as soon as practicable thereafter; (B) the date on which any such Claim becomes an Allowed Claim; and (C) such other date as is mutually agreed upon by the Debtors and/or the Liquidating Trustee and the holder of any such Claim. Notwithstanding the foregoing, any right of setoff that the Debtors may have with regard to any of these Claims is preserved.

         4.6   Class 6   General Unsecured Claims Against any of GBCC, PPI, PCPI
Funding or PPI Funding, not Otherwise Classified (believed to consist only of HWCC's Claims against GBCC in respect of the Four GBCC Promissory Notes to Hollywood, in the aggregate Allowed Amount of $10,126,668.50 and the Disputed Claims of Las Vegas Sands, Inc. and William D. Pratt, Jr., a former employee of a former GBCC affiliate). To the extent necessary for purposes of section 1122 of the Code, the Allowed General Unsecured Claims against each of GBCC, PPI, PCPI Funding and PPI Funding shall be deemed classified in separate sub-Classes hereunder. The Allowed Class 6 Claims shall be discharged, extinguished and satisfied in full by the distribution of the following consideration, on or as soon practicable after, the Effective Date: the Excess Chapter 11 Payables Reserve and the Miscellaneous Assets. To the extent that there is more than one holder of an Allowed Claim in this Class, the holders shall share Pro Rata in the Excess Chapter 11 Payables Reserve and the Miscellaneous Assets. To the extent that LVSI has an Allowed Claim that is not satisfied in full from the LVSI Reserve (which HWCC has agreed to make available to LVSI from the consideration that HWCC would otherwise be entitled to in respect of its Class 1 Claim), the unsatisfied portion of LVSI's Allowed Claim shall share Pro Rata from the consideration to be distributed to Class 6 claimants. Debtors believe HWCC will be the only person who will receive payment in this Class.

         4.7   Class 7    Interests of the holders of the GBCC Common Stock. The
Allowed Class 7 Interests shall be canceled, extinguished, and of no further force or effect as of the Effective Date. The Holders of the Class 7 Interests will not receive any distribution on account of their Interests.

         4.8 Class 8 Interests of the holder of the PPI Common Stock. The Allowed Class 8 Interests shall be canceled, extinguished, and of no further force or effect as of the Effective Date. The holder of the Allowed Class 8 Interests (GBCC) shall receive the remaining assets of PPI at the time of the merger described in Article 6.1.C of the Plan.
                    -------------

         4.9 Class 9 - Interests of the holder of the PCPI Funding Common Stock. The Allowed Class 9 Interests shall be canceled, extinguished, and of no further force or effect as of the Effective Date. The holder of the Allowed Class 9 Interests (PPI) shall receive the remaining assets of PCPI at the time of the merger described in Article 6.1.C of the Plan.
                           -------------

         4.10 Class 10 - Interests of the holder of the PPI Funding Common Stock. The Allowed Class 10 Interests shall be canceled, extinguished, and of no further force or effect as of the Effective Date. The holder of the Allowed Class 10 Interests (PPI) shall receive the remaining assets of PPI Funding at the time of the merger described in Article 6.1.C of the Plan.
                                    -------------

                                    ARTICLE 5

                       ACCEPTANCE OR REJECTION OF THE PLAN

         5.1 Voting Classes. The holders of Claims and Interests in Classes 1-6 and 8-10 are impaired and shall be entitled to vote to accept or reject the Plan.

         5.2 Presumed Rejection of Plan. The holders of Interests in Class 7 are also impaired under the Plan, but are conclusively deemed to reject the plan pursuant to 11 U.S.C. (S) 1126(g), since their Interests are canceled and they are receiving no distribution of property of any kind under the Plan.

                                    ARTICLE 6

               MEANS FOR EXECUTION AND IMPLEMENTATION OF THE PLAN

         6.1 Plan Implementation Steps Occurring on or around the Effective Date. On the Effective Date, or as soon as practicable thereafter, the following events shall occur in the following sequence:

         A.    PPI's Contribution to PPI Funding of Sale Proceeds and Cash. PPI,
               -----------------------------------------------------------
               which will be holding the Sale Proceeds, between the time of the consummation of the Sale, pursuant to the Sale Order, and the Effective Date, shall immediately make a capital contribution to PPI Funding of: (1) the Sale Proceeds, as well as (2) PPI's other Cash that it has on hand (in addition to the Sale Proceeds), less an amount of Cash that may be necessary to fund the Chapter 11 Payables Reserve, less an amount of Cash or Sale Proceeds that may be necessary to fund the LVSI Reserve.

         B.    Distribution of Sale Proceeds and PPI's Cash to HWCC. PPI Funding
               ----------------------------------------------------
               shall immediately thereafter distribute: (1) the Sale Proceeds, and (2) PPI's other Cash that it has on hand (in addition to the Sale Proceeds), less an amount of Cash that may be necessary to fund the Chapter 11 Payables Reserve, and less an amount of Cash or Sale Proceeds that may be necessary to fund the LVSI Reserve, to HWCC, on account of its Allowed Class 1 Claim, in respect of the Hollywood Zero-Coupon Note from PPI Funding.

         C.    Simultaneous Merger of PPI, PCPI Funding and PPI Funding with and
               -----------------------------------------------------------------
               into GBCC. Simultaneously thereafter, each of PPI, PCPI Funding
               ---------
               and PPI Funding shall merge with and into GBCC. In the process, all of the Intercompany Claims (in Classes 2, 3, and 4) will essentially be eliminated and will be deemed discharged, extinguished and satisfied in full, as of the Effective Date, by virtue of the merger. Similarly, the PPI Common Stock (Class 8), the PCPI Funding Common Stock (Class 9), and the PPI Funding Common Stock (Class 10) shall be canceled by virtue of this merger, with GBCC succeeding to all of the remaining assets and liabilities of PPI, PCPI Funding, and PPI Funding.

               After the implementation of the merger, GBCC will have the following known assets:

                    ASSETS
                    ------
                    -Cash (including, but not limited to, the LVSI Reserve) -Miscellaneous Assets (deposits, prepaids, furniture, etc.)

               Additionally, after the implementation of the merger, GBCC will have the following liabilities:

                    LIABILITIES
                    -----------
                    -Administrative Claims against any of the Debtors
                    -Tax Claims against any of the Debtors
                    -Class 5 Unsecured Convenience Claims against any of the Debtors
                    -Class 6 General Unsecured Claims against any of the Debtors, including, the Allowed Claim of HWCC and perhaps some Disputed Claims

               Class 6 is believed to consist only of the Claims of HWCC in respect of the Four GBCC Promissory Notes to Hollywood. Class 5 is believed to consist of only a handful of vendor claims against GBCC. However, Las Vegas Sands, Inc. has filed a Proof of Claim of approximately $20 million that would be in Class 6. Debtors believe this Claim will be disallowed. A former employee of a former GBCC affiliate has also filed a $3,025,000 Proof of Claim against GBCC that would be in Class 6 which Debtors also believe will be disallowed.

         D.    Establishment of the Chapter 11 Payables Reserve,Conveyance of
               --------------------------------------------------------------
               Chapter 11 Payables Reserve, LVSI Reserve and Miscellaneous
               -----------------------------------------------------------
               Assets to Liquidating Trustee, and Distributions to holders of
               ---------------------------------------------------------------
               any Allowed Administrative Claims, Allowed Tax Claims, and
               ----------------------------------------------------------
               Allowed Unsecured Claims in Class 5. On the Effective Date, a
               ------------------------------------
               Article 6.1, GBCC shall set aside the Cash it has on
               -----------
               and and such Cash shall constitute the Chapter 11 Payables Reserve. GBCC shall immediately convey the Chapter
               11 Payables Reserve and the LVSI Reserve to the Liquidating Trustee. GBCC shall also immediately convey the Miscellaneous Assets to the Liquidating Trustee. The Liquidating Trustee shall as promptly as practicable make the Cash Distributions required under the Plan to any holder of Allowed Administrative Claims, Allowed Tax Claims, and Allowed Unsecured Convenience Claims in Class 5 against any of GBCC, PPI, PCPI Funding or PPI Funding from the Chapter 11 Payables Reserve, unless the Debtors and any holder of such a Claim shall have otherwise mutually agreed. In addition to making such Distributions, the Liquidating Trustee shall set aside and hold in reserve any undistributed Chapter 11 Payables Reserve for any Administrative Claims, Tax Claims, and Unsecured Convenience Claims in Class 5 that are not yet Allowed Claims as of the Effective Date, until such time as such Claims have become resolved by a Final Order.

         E.    Subordination of HWCC's Class 1 Claim to any Allowed LVSI Claim
               ---------------------------------------------------------------
               of up to $3 million. HWCC has agreed that it will subordinate its
               -------------------
               right to receive distributions from the Class 1 consideration that it would otherwise receive up to an amount of $3 million and the LVSI Reserve will be established and held by the Liquidating Trustee until such time as LVSI's Disputed Claim is resolved. If LVSI ultimately has an Allowed Claim, it will be paid by the Liquidating Trustee from the LVSI Reserve. If an Allowed Claim of LVSI is more than the LVSI Reserve, then any excess Allowed LVSI Claim gets treated as a Class 6 Claim. If an Allowed LVSI Claim is less than the LVSI Reserve, then the excess LVSI Reserve will be disbursed by the Liquidating Trustee to HWCC in respect of its Class 1 Claim.

         F.    Cancellation of GBCC Common Stock and Equity Interests. At this
               ------------------------------------------------------
               stage, GBCC will have no remaining assets (having conveyed all remaining assets to the Liquidating Trustee). The Interests of the holders of the GBCC Common Stock (CLASS 10) shall be canceled and there shall be no distribution to the holders of GBCC Common Stock. GBCC will be dissolved.

         G.    Distribution of any Excess Chapter 11 Payables Reserve and
               ----------------------------------------------------------
               Miscellaneous Assets to holder(s) of Allowed Class 6 Claims. At
               -----------------------------------------------------------
               this stage, the only remaining assets available for distribution will be: (1) any Excess Chapter 11 Payables Reserve (held by the Liquidating Trustee), after satisfaction of the Allowed Administrative Claims, Allowed Tax Claims, and Allowed Class 5 Convenience Claims against the Debtors, and (2) any Miscellaneous Assets. On the Effective Date or as soon thereafter as practicable (at the earliest practicable time after all Disputed Claims and and other Claims against the Debtors not yet Allowed as of the Effective Date have become resolved by a Final Order), the Liquidating Trustee will distribute any Excess Chapter 11 Payables Reserve and the Miscellaneous Assets to the holder(s) of Class 6 Claims in full discharge of the Class 6 Claims. Once again, the Debtors believe that the only Claims that will be Allowed in Class 6 will be HWCC's Claims in respect of the Four GBCC Promissory Notes to Hollywood. To the extent that there is more than one holder of an Allowed Claim in this Class, the holders shall share Pro Rata in the Excess Chapter 11 Payables Reserve and Miscellaneous Assets. Additionally, if HWCC is the only holder of an Allowed Class 6 Claim, the Liquidating Trustee may distribute any Miscellaneous Assets that are not readily convertible into Cash to HWCC in kind. If there is more than one holder of an Allowed Class 6 Claim, the Liquidating Trustee will liquidate and convert to Cash any Miscellaneous Assets and then distribute the proceeds Pro Rata among the Allowed Class 6 Claimants. If LVSI has an Allowed Claim in this Class, it will only share in a distribution in this Class to the extent it has not been paid in full from the LVSI Reserve.

         6.2 Merger of Corporate Entities. In order to optimize the benefits of the Plan for the Debtors' Estates and their Creditors, certain corporate consolidation (i.e., the merger of PPI, PCPI Funding and PPI Funding into GBCC) and other transactions with or among related entities are occurring as of the Effective Date. Notwithstanding the occurrence of any such consolidation or other transactions as of the Effective Date, Persons holding Claims against or Interests in any Debtor are receiving treatment under the Plan that is at least as favorable as any treatment to which such Creditor or Interest holder would have been entitled to receive if such consolidation or transactions had not occurred. This is largely due to the fact that the only Creditor that is expected to have an Allowed Claim against any of these Debtors (excluding Allowed Administrative Claims, Allowed Tax Claims, and Allowed Class 6 Unsecured Convenience Claims, all of which will be paid in Cash in full) is HWCC. As further explained in
                  Section XIII(B) of the Disclosure Statement, even if there are
                  --------------
                  other third-party Creditors who are granted Allowed Claims in Class 6 in this Bankruptcy Case, this Plan affords at least as favorable treatment to such Creditors as they would be entitled in a Chapter 7 case in which no merger and/or no substantive consolidation were involved.

         6.3 Transfer of Assets to the Liquidating Trust. On the Effective Date, pursuant to Article 6.1.D hereinabove, GBCC shall
                                    -------------
                  deliver the Chapter 11 Payables Reserve, the LVSI Reserve, and the Miscellaneous Assets to the Liquidating Trust, on behalf of and for the benefit of the holders of Allowed Administrative Claims, Allowed Tax Claims, the Allowed Class 5 Claims, and Allowed Class 6 Claims, including the Allowed Claim, if any, of LVSI, all of whom shall collectively be the beneficial interest holders of the Liquidating Trust.

         6.4 Ratification of Liquidating Trust Agreement. On the Effective Date, each Creditor will be deemed to have ratified and become bound by the terms of the Liquidating Trust Agreement. The Liquidating Trust Agreement shall become effective upon its execution by the Debtors and acceptance by the Liquidating Trustee.

         A. Powers and Duties. The Liquidating Trustee shall have the powers, duties and obligations specified in this Plan and the Liquidating Trust Agreement.

         B. Compensation of Liquidating Trustee. The Liquidating Trustee shall be entitled to receive from the Trust Estate compensation for his services as Liquidating Trustee substantially in accordance with the description in the Liquidating Trust Agreement, which compensation shall be approved by the Court at the Confirmation Hearing. The Liquidating Trustee shall also be reimbursed by the Trust Estate for all reasonable out-of-pocket expenses incurred by the Liquidating Trustee in the performance of his duties.

         C. Limitation of Liability. The Liquidating Trustee shall use reasonable discretion in exercising each of the powers herein granted. No Liquidating Trustee or any attorney, agent, or servant of the Liquidating Trustee shall be personally liable in any case whatsoever arising in connection with the performance of obligations under this Plan, whether for their acts or their failure to act unless they shall have been guilty of willful fraud or gross negligence.

                  The Liquidating Trustee may consult with attorneys, accountants, and agents, and the opinions of the same shall be full protection and justification to the Liquidating Trustee and his employees for anything done or admitted or omitted or suffered to be done in accordance with said opinions. The Liquidating Trustee shall not be required to give any bond for the faithful performance of his duties hereunder or under the Liquidating Trust Agreement.

         D. Right to Hire Professionals and Agents. The Liquidating Trustee shall have the right to reasonably utilize the services of attorneys or any other professionals which, in the discretion of the Liquidating Trustee, are necessary to perform the duties of the Liquidating Trustee. Reasonable fees and expenses incurred by the attorneys, accountants or other agents of the Liquidating Trustee shall be paid by the Liquidating Trust. The Liquidating Trustee may hire agents to effect distributions from the Liquidating Trust, and may pay the reasonable fees and expenses of such agents.

         E. Tax Treatment of the Liquidating Trust. It is intended that the Liquidating Trust will be treated as a "liquidating trust" within the meaning of Treasury Regulations Section 301.7701-4(d). Accordingly, for federal income tax purposes, the transfer and assignment of the assets, as described in
                  Article 6.1.D hereinabove shall be treated as a deemed
                  -------------
                  transfer and assignment of such assets to the holders of Claims who are beneficiaries of the Trust, followed by a deemed transfer and assignment by such holders to the Liquidating Trust. The Liquidating Trust shall be treated as a grantor trust owned by such holders. Each owner of an interest in the Liquidating

                  Trust shall be considered for tax purposes to own an undivided interest in the assets of the Liquidating Trust. The Liquidating Trustee shall provide any Creditor with an Allowed Administrative Claim, Allowed Tax Claim, Allowed Class 5 Claim, or Allowed Class 6 Claim with a valuation of the assets transferred to the Liquidating Trust and such valuation shall be used consistently by the Debtors, the Liquidating Trust and all Creditors for all federal income tax purposes. All items of income, deduction, credit or loss of the Liquidating Trust shall be allocated for federal, state and local income tax purposes on a current basis among the Creditors, as set forth in the Liquidating Trust Agreement; provided, however, that to the extent that any item of income cannot be allocated to a particular Creditor in the taxable year in which it arises, the Liquidating Trust shall pay the federal, state, and local taxes attributable to such income (net of related deductions) at the highest rate applicable to trusts (for federal tax purposes, 39.6% currently). The Liquidating Trust shall file annual information returns as a grantor trust pursuant to Treasury Regulations Section 1.671-4(a) that will include information concerning the allocation of items of income, gain or loss, deduction or credit to the Creditors. Each Creditor will receive a copy of such information return.

         F. Termination of Liquidating Trust. The duties, powers and responsibilities of the Liquidating Trustee shall terminate two years after the Effective Date or, if earlier, upon the liquidation and distribution to the holders of beneficial interests in the Liquidating Trust of all proceeds in the Liquidating Trust estate in accordance with this Plan. If all proceeds in the Liquidating Trust have not been distributed to holders of beneficial interests in the Liquidating Trust, the term of the Liquidating Trust may be extended from time to time by order of the Bankruptcy Court for such period or periods as it determines are reasonable, such determination to be made within six months of the beginning of the extended period.

         6.5 Cancellation of GBCC Common Stock and Ultimate Dissolution of GBCC. As of the Effective Date, the GBCC Common Stock shall be terminated and statements of resolution and any other documentation governing such GBCC Common Stock shall be rendered void. After the transfer of assets from GBCC to the Liquidating Trustee described in Article 6.1.D of the Plan,
                                                   -------------
                  and the cancellation of the GBCC Common Stock as described in
                  Article 6.1.F of the Plan, the officers of the GBCC shall sign
                  -------------
                  and file articles of dissolution for GBCC with the Secretary of State of the State of Delaware, substantially in the form that will be included with the Plan Supplement (the "Articles of Dissolution"). Pursuant to Delaware law, no approval of the shareholders or directors of GBCC shall be required for the filing of the Articles of Dissolution.

         6.6 Corporate Action. Upon entry of the Confirmation Order, the events and/or transactions set forth in Article 6.1
                                                          -----------
                  hereinabove shall be and be deemed authorized and approved in all respects. On the Effective Date, the matters provided under the Plan involving the capital and corporate structures and governance of the respective Debtors, including the merger of PPI, PCPI Funding and PPI Funding with and into

                  GBCC, shall be deemed to have occurred and shall be in effect from and after the EffectiveDate pursuant to applicable state laws without any requirement of further action by the stockholders or directors of the Debtors. On the Effective Date, the Debtors and the Liquidating Trustee shall be authorized and directed to take all necessary and appropriate actions to effectuate the transactions contemplated by the Plan in the name of and on behalf of the Debtors and/or the Estates.

         6.7 Objections to Claims. Except as otherwise provided for with respect to Administrative Claims and applications of professionals for compensation and reimbursement of expenses, as provided in Article 3.1.A hereof, or as otherwise ordered
                                 -------------
                  by the Bankruptcy Court after notice and a hearing, objections to Claims, shall be Filed and served upon the holder of such Claim not later than the later of (A) forty-five (45) days after the Effective Date, and (B) forty-five (45) days after a proof of claim is Filed, unless this period is extended by the Court on request of a party seeking to object. After the Effective Date, the Liquidating Trustee shall be the sole entity with standing to object to Claims (other than Claims of professionals for compensation and reimbursement of expenses). The Liquidating Trustee shall remain in existence for at least until such time as all Disputed Claims and other Claims not yet Allowed as of the Effective Date have become resolved by a Final Order. The Liquidating Trustee will vigorously prosecute objections to the Disputed Claim of Las Vegas Sands, Inc. (including by his intervention in the Sands Trademark Adversary Proceeding).

         6.8 Retention Of Causes Of Action. Pursuant to section 1123(b)(3)(B) of the Code, except as provided in Article 6.10
                                                                   ------------
                  hereinbelow or otherwise in the Plan or Confirmation Order, the Liquidating Trustee, on behalf of holders of Allowed Claims and Allowed Interests, shall, as a representative of the Estates post-Effective Date, retain all Causes of Action which the Debtors had or had power to assert immediately prior to Confirmation of the Plan, including, without limitation, Avoidance Actions, and may commence or continue, in any appropriate court or tribunal, any suit or other proceeding for the enforcement of such Causes of Action. Any recovery by the Liquidating Trustee on Causes of Action would ultimately become Miscellaneous Assets (as herein defined) (for distribution to the Class 6 holder(s)). Except as provided in
                  Article 6.10, nothing contained in the Plan shall constitute a
                  ------------
                  waiver of the rights, if any, of the Liquidating Trustee to a jury trial with respect to any Cause of Action or objection to any Claim.

         6.9 Limitation of Liability. Upon and after the Effective Date, none of the Debtors, any official committee appointed in the cases and the members thereof, the Liquidating Trustee nor any of their respective officers, directors, employees, agents, nor any professional persons employed by any of them (collectively the "Exculpated Persons"), shall have or incur any liability to any Person for any act taken or omission made in good faith in connection with or related to formulating, implementing, confirming or consummating the Plan, the Disclosure Statement or any contract, instrument, release or other agreement or document created in connection with the

                  Plan. Upon and after the Effective Date, the Exculpated Persons shall have no liabilityto any Creditors, Interest holders, or other parties in interest for actions taken under the Plan, in connection therewith or with respect thereto in good faith, including, without limitation, failure to satisfy any condition or conditions, or refusal to waive any condition or conditions, precedent to Confirmation or to the occurrence of the Effective Date. Further, upon and after the Effective Date, the Exculpated Persons will not have or incur any liability to any holder of a Claim, holder of an Interest, other party-in-interest herein or any other Person for any act or omission in connection with or arising out of their administration of the Plan or the property to be distributed under the Plan, except for breach of the terms of the Plan or documents and agreements pursuant thereto, gross negligence or willful misconduct, and with respect to liability for gross negligence or willful misconduct such persons will be entitled to rely upon the advice of counsel with respect to their duties and responsibilities under the Plan.

         6.10 Releases by Debtors. On the Effective Date, GBCC, on its own behalf and as representative of the Debtors' Estates, in consideration of services rendered in the Bankruptcy Case and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, releases unconditionally, and is hereby deemed to release unconditionally, each of the Debtors' present and former officers, directors, as well as HWCC and Hollywood Casino Corporation and their officers and directors, and any of their respective professional advisers (collectively, the "Releasees") from any and all claims, obligations, suits, judgments, damages, rights, Causes of Action and liabilities whatsoever (including, without limitation, those arising under the Code), whether known or unknown, foreseen or unforeseen, existing or hereafter arising, in law, equity or otherwise, based in whole or in part on any act, omission, transaction, event or other occurrence taking place before, on or after the Petition Date up to and including the Effective Date, in any way relating to the Debtors (before, on or after the Petition
                  Date), the Bankruptcy Case, or the Plan (collectively, the "Released Matters").

         6.11 Exemption from Stamp and Similar Taxes. The issuance and delivery of any instrument of transfer under of in furtherance of this Plan (including, but not limited to in connection with the Sale, as contemplated by the Stock Purchase Agreement, and as provided in this Plan at Article 6.1.A), shall not be taxed
                                              -------------
                  under any law imposing a stamp tax or similar tax in accordance with 11 U.S.C.(S)1146(c).

         6.12 Notice of Effective Date. The Liquidating Trustee shall file a notice of occurrence of Effective Date, in the form included in the Plan Supplement, within 10 days after the Effective Date, to be served on all Creditors and Interest holders, and to contain information relating to the Administrative Claim bar date.

                                    ARTICLE 7

                       FUNDING AND METHODS OF DISTRIBUTION

         7.1 Distribution Procedures Generally. The Liquidating Trustee shall make all Distributions under the Plan to holders of Allowed Administrative Claims, Allowed Tax Claims, the Allowed Class 5 Claims and the Allowed Class 6 Claims (and possibly a Distribution of residual LVSI Reserve to HWCC in respect of its Class 1 Claim). PPI Funding (before it is merged into
                  GBCC) shall make the Distributions described in Article 6.1.B
                                                                  -------------
                  to the holder in Class 1. Except as otherwise provided in the Plan, all Distributions of Cash and other property shall be made on the later of the Effective Date (or as soon thereafter as practicable) or the date on which a particular Claim becomes Allowed (or as soon thereafter as practicable). Distributions required to be made on a particular date shall be deemed to have been made on such date if actually made on such date or as soon thereafter as practicable. No payments or other Distributions of property shall be made on account of any Claim or portion thereof unless and until such Claim or portion thereof is Allowed.

         7.2 Distributions to Holders of Allowed Administrative Claims. Commencing on the Effective Date, the Liquidating Trustee
                  shall, in accordance with Article 3 of the Plan, distribute to
                                            ---------
                  each holder of a then unpaid Administrative Claim, Cash in the
                  Allowed amount of such holder's Claim.

         7.3 Distributions to Holders of Allowed Tax Claims, Allowed Class 5 Claims and Allowed Class 6 Claims. Commencing on the Effective Date, the Liquidating Trustee shall, in accordance with Article 3 of the Plan, distribute to each holder of a
                       ---------
                  then unpaid Allowed Tax Claim, Cash in the Allowed amount of such holder's Claim. Also, commencing on the Effective Date, the Liquidating Trustee shall, in accordance with Article 4.5
                                                                    -----------
                  of the Plan, distribute to each holder of a then unpaid Allowed Class 5 Claim, Cash in the Allowed amount of such holder's Claim.

         7.4 Distributions to Holder(s) of Allowed Class 6 Claims. Distributions on the Allowed Class 6 Claims shall be made in accordance with Article 4.6 of the Plan by the Liquidating
                                  -----------
                  Trustee.

         7.5 Sources of Cash Distributions. All Cash Distributions made pursuant to the Plan shall be made from: (a) the Chapter 11 Payables Reserve, with respect to those Distributions to holders of Allowed Administrative Claims, Allowed Tax Claims, or Allowed Class 5 Claims; (b) the Excess Chapter 11 Payables Reserve and the Miscellaneous Assets, with respect to those Distributions to the holder(s) in Class 6; (c) the LVSI Reserve, if appropriate, to satisfy any Allowed LVSI Claim or, if applicable, to return to HWCC some or all of the LVSI Reserve, if any Allowed LVSI Claim is less than the LVSI Reserve, and (d) the Sales Proceeds (less amounts necessary to fund the Chapter 11 Payables Reserve and/or the LVSI Reserve) and existing Cash of PPI with respect to that Distribution to the holder in Class 1. Such

                  Cash Distributions shall be in U.S. dollars, by checks drawn on a domestic bank selected by the Debtors and/or Liquidating Trustee, or by wire transfer from a domestic bank, at the option of Debtors and/or Liquidating Trustee.

         7.6 Disputed Claims. Notwithstanding any other provisions of the Plan, no payments or Distributions shall be made on account of any Disputed Claim until such Claim becomes an Allowed Claim, and then only to the extent that it becomes an Allowed Claim.

         7.7 Delivery of Distributions and Undeliverable or Unclaimed Distributions.

                  A. Delivery of Distributions in General. Except as provided below in Article 7.7.B, Distributions to holders of Allowed
                           -------------
                  Claims shall be distributed by mail as follows: at the addresses set forth in (a) the respective proofs of claim filed by such holders; (b) any written notices of address changes delivered to the Debtors after the date of any related proof of claim; or (c) the Schedules of Assets and Liabilities Filed by the Debtors if no proof of claim or proof of interest is Filed and the Debtors have not received a written notice of a change of address.

                  B.    Undeliverable Distributions.
                  If the Distribution to the holder of any Claim is returned to the Liquidating Trustee as undeliverable, no further Distribution shall be made to such holder unless and until the Liquidating Trustee is notified in writing of such holder's then current address. Undeliverable Distributions shall remain in the possession of the Liquidating Trustee until such time as a Distribution becomes deliverable. Undeliverable Distributions shall be held for the benefit of such holders, and shall be accounted for separately. Any funds shall be held in interest-bearing accounts, to the extent practicable, and the parties entitled to such funds shall be entitled to any earned interest on such funds. Any holder of an Allowed Claim who does not assert a claim for an undeliverable Distribution within one (1) year after the Effective Date shall no longer have any claim to or interest in such undeliverable Distribution, shall be forever barred from receiving any Distributions under this Plan, and such unclaimed Distributions shall become Miscellaneous Assets, for distribution to the holder(s) of Class 6 Claims.

         7.8 De Minimis Distributions. No Cash payment of less than five dollars ($5.00) shall be made to any holder on account of an Allowed Claim.

         7.9 Failure to Negotiate Checks. Checks issued in respect of Distributions under the Plan shall be null and void if not negotiated within 60 days after the date of issuance. Requests for reissuance of any such check may be made directly to the Liquidating Trustee by the holder of the Allowed Claim with respect to which such check originally was issued. Any claim in respect of such voided check is required to be made before the first anniversary of the Effective Date. Thereafter, all amounts represented by any voided check shall become Miscellaneous Assets, for the benefit of Class 6 claimant(s). All Claims in respect of void checks and the underlying

                  Distributions shall be discharged and forever barred from assertion against the Debtors, the Liquidating Trustee, their Affiliates, the Creditors, or any other party in interest herein, and their respective property.

         7.10 Compliance with Tax Requirements. In connection with the Plan, to the extent applicable, the Debtors and the Liquidating Trustee shall comply with all withholding and reporting requirements imposed on them by any governmental unit, and all distributions pursuant to the Plan shall be subject to such withholding and reporting requirements.

         7.11 Setoffs. Unless otherwise provided in a Final Order or in this Plan, the Debtors and/or the Liquidating Trustee may, but shall not be required to, setoff against any Claim and the payments to be made pursuant to the Plan in respect of such Claim, any claims of any nature whatsoever the Debtors may have under the Plan or arising out of the Bankruptcy Case against the holder thereof or its predecessor, but neither the failure to do so nor the allowance of any Claim hereunder shall constitute a waiver or release by the Debtor and/or Liquidating Trustee of any such Claims the Debtors may have against such holder or its predecessor.

                                    ARTICLE 8

                        TREATMENT OF EXECUTORY CONTRACTS
                              AND UNEXPIRED LEASES

         8.1 Deemed Rejection of Executory Contracts and Unexpired Leases. Subject to Article 8.3 below, all Executory Contracts and
                             -----------
                  Unexpired Leases that exist between the Debtors and any entity which have not been assumed or rejected prior to the Effective Date shall be deemed rejected as of the Effective Date, except for any Executory Contract or Unexpired Lease: (A) that has been expressly assumed (and/or assumed and assigned) pursuant to this Plan or an order of the Bankruptcy Court entered at or prior to the Effective Date, or (B) which is subject to a pending application to assume and/or assume and assign, or (C) which is subject to an application to extend time to assume or reject. Nothing contained herein shall constitute a waiver of any claim, right, or cause of action that the Debtors may hold against any party to any Executory Contract or lessee/lessor under any Unexpired Lease, including any insurer under any policy of insurance. A list of Executory Contracts and Unexpired Leases to be assumed (and/or assumed and assigned) pursuant the Plan, together with proposed cure amounts, if any, will be included in the Plan Supplement.

         8.2 Options. Any options, warrants, or other equity interests representing the right to acquire GBCC Common Stock shall be canceled as of the Effective Date. All Claims arising under such warrants or options shall be classified in Class 7.

         8.3 Approval of Assumption or Rejection of Executory Contracts and Unexpired Leases. Entry of the Confirmation Order shall constitute the approval, pursuant to section 365(a) of the Bankruptcy Code, of the assumption or rejection of the Executory Contracts and Unexpired Leases to be assumed or rejected pursuant to the Plan, and the assignment (if applicable) of any such assumed Executory Contracts or Unexpired Leases to any proposed assignee. Notice of the hearing on Confirmation of this Plan shall constitute notice to any nondebtor party to an Executory Contract or Unexpired Lease, which is to be assumed and assigned or rejected under this Plan, of the Debtors' intent to assume and assign or reject such contract or lease.

         8.4 Bar Date for Filing Proofs of Claim Relating to Executory Contracts and Unexpired Leases Rejected Pursuant to the Plan. Any and all Proofs of Claim arising out of the rejection of an Executory Contract or Unexpired Lease pursuant to this Article 8 must be filed within thirty (30) days after the Effective Date. Any Holder of a Claim arising out of the rejection of an Executory Contract or Unexpired Lease who fails to file a Proof of Claim within such time shall be forever barred, estopped, and enjoined from asserting such Claim against the Debtors or their Estates or the Liquidating Trustee. Unless otherwise ordered by the Bankruptcy Court or provided under this Plan, all Claims arising from the rejection of Executory Contracts and Unexpired Leases shall be treated as either Unsecured Convenience Claims or General Unsecured Claims (Class 5 or 6, depending on amount) under the Plan. Nothing contained herein shall extend the time for filing a Proof of Claim for rejection of any contract or lease rejected prior to the Confirmation Date.

         8.5 Cure Payments with Regard to Assumed Executory Contracts or Unexpired Leases. Any "cure" amounts that the Debtors believe are associated with Executory Contracts or Unexpired Leases proposed to be assumed will be set forth in the Plan Supplement. Such "cure" amounts will be paid by the Liquidating Trustee in cash in full on the Effective Date, or as soon as practicable thereafter, to the respective parties owed such amounts, in accordance with section 365(b)(1) of the Bankruptcy Code, except that in the event of a dispute regarding the amount of any "cure" payments, the "cure" payments required by section 365(b)(1) of the Bankruptcy Code shall be made by the Liquidating Trustee only after the entry of a Final Order of the Bankruptcy Court resolving the dispute or after the parties have otherwise reached agreements. If a party disputes the "cure" amount set forth in the Plan Supplement (or if no "cure" amount is indicated as being owed in the Plan Supplement for a particular Executory Contract or Unexpired Lease and an affected party believes there is a "cure" amount owing), or otherwise objects to assumption pursuant to section 365(b)(1) of the Bankruptcy Code and pursuant to the Plan, then the affected party(ies) to the Executory Contract or Unexpired Lease should file a written objection and serve it upon the Debtors' counsel, which objection should be filed and served so as to be received three (3) days prior to the scheduled Confirmation Hearing. A party's failure to file and serve such an objection three (3) days prior to the Confirmation Hearing will be deemed a waiver of any objection to assumption or to the "cure" amounts set forth in the Plan Supplement, and the Debtors will present an order to the Court at the Confirmation Hearing that will provide for approval of the assumption and the "cure" amounts, as set forth in the Plan Supplement, which order will be binding on parties in interest receiving the Plan Supplement.

                                    ARTICLE 9
                       CONDITIONS TO CONFIRMATION OF PLAN

         9.1 Conditions to Confirmation. Except as expressly waived by the Debtors, Hollywood Casino Corporation, and HWCC, the following conditions must occur and/or be satisfied prior to Confirmation of the Plan:

                  A. The Sale shall have been consummated and the Sale Proceeds shall have been received by PPI.

                  B. There shall be no Claims for cure of executory contracts or unexpired leases.

                  C. All Claims of HWCC shall be allowed under the Confirmation Order.

                  D. The Confirmation Order (and related findings of fact and conclusions of law) shall be in form and substance reasonably satisfactory to the Debtors, Hollywood Casino Corporation, and HWCC.

                  E. The documentation in the Plan Supplement shall be in form and substance reasonably satisfactory to the Debtors, Hollywood Casino Corporation, and HWCC.


         9.2 Waiver of Conditions. The Debtors, Hollywood Casino Corporation, and HWCC may waive any condition set forth in this Article 9 at any time, without notice, without leave of
                       ---------
                  or order of the Court, and without any formal action other than proceeding to confirm the Plan.

                                   ARTICLE 10

                     CONDITIONS TO EFFECTIVENESS OF THE PLAN

         10.1 Conditions to Effectiveness. Except as expressly waived by the Debtors, Hollywood Casino Corporation, and HWCC, the following conditions must occur and be satisfied on or before the Effective Date:

         A. The Confirmation Order (and related findings of fact and conclusions of law) shall have been signed by the Court and duly entered on the docket for the Bankruptcy

                  Case by the clerk of the Court, in form and substance reasonably acceptable to the Debtors, Hollywood Casino Corporation, and HWCC.

         B.       The Confirmation Order shall have become a Final Order.

         C. The Sale shall have been consummated and the Stock Purchase Agreement shall not have been terminated and there shall be no fact, event, condition or circumstance that will impede or prevent the distribution of the Sale Proceeds as contemplated by the Plan on the Effective Date.

         10.2 Waiver of Conditions. The Debtors, Hollywood Casino Corporation, and HWCC may waive any condition set forth in this Article 10 (except for Article 10.1.B and C) at any time,
                       ----------             --------------------
                  without notice, without leave of or order of the Court, and without any formal action other than proceeding to consummate the Plan.

                                   ARTICLE 11

                          EFFECTS OF PLAN CONFIRMATION

         11.1 Discharge of Debtors and Injunction. The rights afforded in the Plan and the treatment of all Claims and Interests herein, shall be in exchange for and in reliance on the complete satisfaction, discharge, and release of all Claims and Interests of any nature whatsoever, including any interest accrued on such Claims from and after the Petition Date, against the Debtors, the Debtors-In-Possession, the Liquidating Trustee or any of their assets or properties. Except as otherwise provided in the Plan or the Confirmation
                  Order: (A) on the Effective Date, the Debtors and these Estates shall be deemed discharged and released to the fullest extent permitted by section 1141 of the Bankruptcy Code from all Claims and Interests, including, but not limited to, demands, liabilities, Claims and Interests that arose before the Effective Date and all debts of the kind specified in sections 502(g), 502(h) or 502(i) of the Bankruptcy Code, whether or not: (1) a proof of claim or proof of interest based on such debt or Interest is Filed or deemed Filed pursuant to section 501 of the Bankruptcy Code, (2) a Claim or Interest based on such debt or Interest is allowed pursuant to section 502 of the Bankruptcy Code, or (3) the holder of a Claim or Interest based on such debt or Interest has accepted the Plan; and (B) all Persons shall be precluded from asserting against the Debtors, the Liquidating Trustee, the Estates, any Creditors or other parties-in-interest, and their successors, or any of their assets or properties, any other or further Claims or Interests based upon any act or omission, transaction, or other activity of any kind or nature that occurred prior to the Effective Date. Except as otherwise provided in the Plan or the Confirmation Order, as of the Effective Date, the Confirmation Order shall act as a discharge of any and all Claims against and all debts and liabilities of the Debtors, as provided in sections 524 and 1141 of the Bankruptcy Code, and such discharge shall void any judgment against any of the Debtors at any time obtained to the extent that it relates to a Claim discharged. The discharge of the Debtors provided in the Plan shall not affect the obligations of the Debtors under any executory contract assumed under Article 8.1 hereinabove, nor under any agreement
                                -----------
                  pursuant to or in connection with this Plan intended to be in force on or after the Effective Date.

                  Except as otherwise provided in the Plan or the Confirmation Order, on and after the Effective Date, all persons who have held, currently hold or may hold a debt, Claim or Interest discharged pursuant to the terms of this Plan are permanently enjoined from taking any of the following actions on account of any such discharged debt, Claim or Interest: (1) commencing or continuing in any manner any action or other proceeding against the Debtors, the Liquidating Trustee, any of their successors or their respective property; (2) enforcing, attaching, collecting or recovering in any manner any judgment, award, decree or order against the Debtors, the Liquidating Trustee, any of their successors or their respective property; (3) creating, perfecting or enforcing any lien or encumbrance against the Debtors, the Liquidating Trustee, any of their successors or their respective property;
                  (4) asserting any setoff, right of subrogation or recoupment of any kind against any obligation due to the Debtors, the Liquidating Trustee, any of their successors or their respective property; and (5) commencing or continuing any action, in any manner, in any place that does not comply with or is inconsistent with the provisions of this Plan or the Confirmation Order. Any Person injured by any willful violation of such injunction shall recover actual damages, including costs and attorneys' fees, and, in appropriate circumstances, may recover punitive damages, from the willful violator.

         11.2 Revesting. On the Effective Date, the Liquidating Trustee, on behalf of the Debtors' Estates, will be vested with all the property of the respective Estates of the Debtors that is not otherwise transferred under the Plan free and clear of all Claims and other interests of Creditors and equity holders, except as provided herein; provided, however, that the Debtors shall continue as debtors in possession under the Bankruptcy Code until the Effective Date, and, thereafter, the Liquidating Trustee may wind up the business free of any restrictions imposed by the Bankruptcy Code or the Court (except for any restrictions set forth in the Confirmation Order).

         11.3 No Liability for Solicitation or Participation. As specified in section 1125(e) of the Bankruptcy Code, Persons that solicit acceptances or rejections of the Plan and/or that participate in the offer, issuance, sale, or purchase of securities offered or sold under the Plan, in good faith and in compliance with the applicable provisions of the Bankruptcy Code, are not liable, on account of such solicitation or participation, for violation of any applicable law, rule, or regulation governing the solicitation of acceptances or rejections of the Plan or the offer, issuance, sale, or purchase of securities.

         11.4     Other Documents and Actions.  The Debtors, the
                  Debtors-In-Possession, and the Liquidating Trustee may execute such documents and take such other action as is necessary to effectuate the transactions provided for in the Plan.

         11.5 Post-Consummation Effect of Evidences of Claims or Interests. Evidences of Claims against or Interests in the Debtors shall, effective upon the Effective Date, represent only the right to participate in the Distributions contemplated by the Plan.

         11.6 Term of Injunctions or Stays. Unless otherwise provided, all injunctions or stays provided for in the Bankruptcy Case pursuant to sections 105 or 362 of the Bankruptcy Code or otherwise and in effect on the Confirmation Date shall remain in full force and effect until the Effective Date.

                                   ARTICLE 12

                       CONFIRMABILITY OF PLAN AND CRAMDOWN

    The Debtors will request Confirmation under section 1129(b) of the Bankruptcy Code if any impaired Class of Creditors does not accept the Plan pursuant to section 1126 of the Bankruptcy Code. In that event, the Debtors reserve the right to modify the Plan to the extent, if any, that Confirmation of the Plan under section 1129(b) of the Bankruptcy Code requires modification.

                                   ARTICLE 13

                            RETENTION OF JURISDICTION

    Notwithstanding the entry of the Confirmation Order or the occurrence of the Effective Date, the Bankruptcy Court shall retain such jurisdiction over the Bankruptcy Case after the Effective Date as is legally permissible, including, without limitation, jurisdiction to:

         1. Allow, disallow, determine, liquidate, classify or establish the priority or secured or unsecured status of or estimate any Claim or Interest, including, without limitation, the resolution of any request for payment of any Administrative Claim and the resolution of any and all objections to the allowance or priority of Claims or Interests including any adversary proceedings;

         2. Grant or deny any and all applications for allowance of compensation or reimbursement of expenses authorized pursuant to the Bankruptcy Code or the Plan, for periods ending on or before the Effective Date;

         3. Resolve any motions pending on the Effective Date to assume, assume and assign or reject any executory contract or unexpired lease to which the Debtors are parties or with respect to which the Debtors may be liable and to hear, determine and, if necessary, liquidate, any and all Claims arising therefrom;

         4. Ensure that Distributions to holders of Allowed Claims and Allowed Interests are accomplished pursuant to the provisions of the Plan;

         5. Decide or resolve any and all applications, motions, adversary proceedings, contested or litigated matters and any other matters or grant or deny any applications involving the Debtors or Liquidating Trustee that may be pending on the Effective Date;

         6. Enter such Orders as may be necessary or appropriate to implement or consummate the provisions of the Plan and all contracts, instruments, releases, and other agreements or documents created in connection with the Plan or the Disclosure Statement;

         7. Resolve any and all controversies, suits or issues that may arise in connection with the consummation, interpretation or enforcement of the Plan or any entity's obligations incurred in connection with the Plan;

         8.       Modify the Plan before or after the Effective Date pursuant to section 1127 of the Bankruptcy Code, or to modify the Disclosure Statement or any contract, instrument, release, or other agreement or document created in connection with the Plan or the Disclosure Statement; or remedy any defect or omission or reconcile any inconsistency in any Bankruptcy Court Order, the Plan, the Disclosure Statement or any contract, instrument, release, or other agreement or document created in connection with the Plan or the Disclosure Statement, in such manner as may be necessary or appropriate to consummate the Plan, to the extent authorized by the Bankruptcy Code;

         9. Issue injunctions, enter and implement other orders or take such other actions as may be necessary or appropriate to restrain interference by any entity with consummation or enforcement of the Plan;

         10. Enter and implement such orders as are necessary or appropriate if the Confirmation Order is for any reason modified, stayed, reversed, revoked or vacated;

         11. Determine any other matters that may arise in connection with or related to the Plan, the Disclosure Statement, the Confirmation Order or any contract, instrument, release, or other agreement or document created in connection with the Plan or the Disclosure Statement; and

         12.      Enter a final decree closing the Bankruptcy Case.

    If the Bankruptcy Court abstains from exercising jurisdiction or is otherwise without jurisdiction over any matter arising out of the Bankruptcy Case, including, without limitation, the matters set forth in this Article, this Article shall have no effect upon and shall not control, prohibit, or limit the exercise of jurisdiction by any other court having competent jurisdiction with respect to such matter.

                                   ARTICLE 14

                            MISCELLANEOUS PROVISIONS

         14.1 Fractional Dollars. Any other provision of the Plan notwithstanding, no payments of fractions of dollars will be made to any holder of an Allowed Claim. Whenever any payment of a fraction of a dollar to any holder of an Allowed Claim would otherwise be called for, the actual payment made will reflect a rounding of such fraction to the nearest whole dollar (up or down).

         14.2 Modification of Plan. The Debtors reserve the right, in accordance with the Bankruptcy Code, to amend or modify the Plan prior to the entry of the Confirmation Order. After the entry of the Confirmation Order, the Debtors and/or Liquidating Trustee may, upon order of the Bankruptcy Court, amend or modify the Plan in accordance with section 1127(b) of the Bankruptcy Code, or remedy any defect or omission or reconcile any inconsistency in the Plan in such manner as may be necessary to carry out the purpose and intent of the Plan.

         14.3 Governing Law. Except to the extent the Bankruptcy Code or the Bankruptcy Rules are applicable, the rights and obligations arising under the Plan shall be governed by, and construed and enforced in accordance with the laws of the State of Delaware, without giving effect to the principles of conflicts of law thereof.

         14.4 Payment Dates. Whenever any payment to be made under the Plan is due on a day other than a Business Day, such payment will instead be made, without interest, on the next Business Day.

         14.5 Headings. The headings used in this Plan are inserted for convenience only and neither constitute a portion of the Plan nor in any manner affect the provisions of the Plan.

         14.6 Successors and Assigns. The rights, benefits and obligations of any entity named or referred to in the Plan shall be binding on, and shall inure to the benefit of, any heir, executor, administrator, successor or assign of such entity.

         14.7 Severability of Plan Provisions. If prior to Confirmation any term or provision of the Plan, which does not govern the treatment of Claims or Interests or the conditions of the Effective Date or which is not governed by the terms of the Stock Purchase Agreement or documents related thereto, is held by the Bankruptcy Court to be invalid, void, or unenforceable, the Bankruptcy Court shall have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void, or unenforceable, and such term or provision shall then be applicable as altered or interpreted. Notwithstanding any such holding, alteration or interpretation, the remainder of the terms and provisions of the Plan will remain in full force and effect and will in no way be affected, impaired, or invalidated by such holding, alteration, or interpretation. The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of the Plan, as it may have been altered or interpreted in accordance with the foregoing, is valid and enforceable pursuant to its terms.

         14.8 No Admissions. Notwithstanding anything herein to the contrary, nothing contained in the Plan shall be deemed as an admission by the Debtors with respect to any matter set forth herein, including, without limitation, liability on any Claim or the propriety of any Claims classification.

Dated as of March 20, 2002

                                            GREATE BAY CASINO CORPORATION
                                            Debtor and Debtor-In-Possession


                                            ___________________________________
                                            By:    John C. Hull
                                            Its:   Chief Executive Officer

                                            PPI CORPORATION
                                            Debtor and Debtor-In-Possession


                                            ___________________________________
                                            By:    John C. Hull
                                            Its:   Vice President

                                            PCPI FUNDING CORP.
                                            Debtor and Debtor-In-Possession


                                            ___________________________________
                                            By:    John C. Hull
                                            Its:   Vice President

                                            PPI FUNDING CORP.
                                            Debtor and Debtor-In-Possession


                                            ___________________________________
                                            By:    John C. Hull
                                            Its:   Vice President

Counsel to the Debtors:
-----------------------

Robert D. Albergotti, Esquire
Stacey Jernigan, Esquire
HAYNES AND BOONE, L.L.P.
901 Main Street, Suite 3100
Dallas, Texas 75201-3714
Telephone: (214) 651-5000


Steven K. Kortanek, Esquire
KLEHR, HARRISON, HARVEY, BRANZBURG & ELLERS LLP
919 Market Street, Suite 1000
Wilmington, Delaware 19801-3062
Telephone: (302) 426-1189